   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER   , 1996
                                                      REGISTRATION NO. 333-15375
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               AMENDMENT NO. 3 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

              NATIONSBANK CORPORATION                                  NB CAPITAL TRUST I
(Exact name of registrant as specified in charter)     (Exact name of registrant as specified in charter)
                  NORTH CAROLINA                                            DELAWARE
   (State or other jurisdiction or organization)          (State or other jurisdiction or organization)
                    56-0906609                                             56-6490299
      (I.R.S. employer identification number)                (I.R.S. employer identification number)
                NB CAPITAL TRUST II                                   NB CAPITAL TRUST III
(Exact name of registrant as specified in charter)     (Exact name of registrant as specified in charter)
                     DELAWARE                                               DELAWARE
   (State or other jurisdiction or organization)          (State or other jurisdiction or organization)
                    56-6490301                                             56-6490302
      (I.R.S. employer identification number)                (I.R.S. employer identification number)

NATIONSBANK CORPORATION, NATIONSBANK CORPORATE CENTER, CHARLOTTE, NORTH CAROLINA
                              28255 (704) 386-5000
   (address, including zip code, and telephone number, including area code of registrant's principal executive offices)
                                PAUL J. POLKING
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            NATIONSBANK CORPORATION
                          NATIONSBANK CORPORATE CENTER
                        CHARLOTTE, NORTH CAROLINA 28255
                                 (704) 386-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   COPIES TO:

                   BOYD C. CAMPBELL, JR.                                         JAMES R. TANENBAUM
            SMITH HELMS MULLISS & MOORE, L.L.P.                               STROOCK & STROOCK & LAVAN
                  214 NORTH CHURCH STREET                                       SEVEN HANOVER SQUARE
              CHARLOTTE, NORTH CAROLINA 28202                                 NEW YORK, NEW YORK 10004

      APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                        CALCULATION OF REGISTRATION FEE



           TITLE OF EACH                                         PROPOSED MAXIMUM         PROPOSED MAXIMUM
        CLASS OF SECURITIES               AMOUNT TO BE            OFFERING PRICE              AGGREGATE
         TO BE REGISTERED                REGISTERED (1)         PER UNIT (1)(2)(3)      OFFERING PRICE (2)(3)
Junior Subordinated Notes of
NationsBank Corporation (4)                                                                $1,000,000,000
Preferred Securities of NB Capital
Trust I, II and III                                                                        $1,000,000,000
Guarantees of Preferred Securities
of NB Capital Trust I, NB Capital
Trust II and NB Capital Trust III
and certain
  back-up undertakings (5)                     NA                       NA                       NA
Total                                    $1,000,000,000                100%                $1,000,000,000
           TITLE OF EACH
        CLASS OF SECURITIES                 AMOUNT OF
         TO BE REGISTERED               REGISTRATION FEE
Junior Subordinated Notes of
NationsBank Corporation (4)               $303,030 (6)
Preferred Securities of NB Capital
Trust I, II and III                            NA
Guarantees of Preferred Securities
of NB Capital Trust I, NB Capital
Trust II and NB Capital Trust III
and certain
  back-up undertakings (5)                     NA
Total                                     $303,030 (6)

(1) Such indeterminate number of Preferred Securities of NB Capital Trust I, NB Capital Trust II and NB Capital Trust III and such indeterminate principal amount of Junior Subordinated Notes of NationsBank Corporation as may from time to time be issued at indeterminate prices.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate public offering price of the Preferred Securities of NB Capital Trust I, NB Capital Trust II and NB Capital Trust III and the Junior Subordinated Notes of NationsBank Corporation registered hereby will not exceed $1,000,000,000.
(3) Exclusive of accrued interest and distributions, if any.
(4) The Junior Subordinated Notes of NationsBank Corporation will be purchased by NB Capital Trust I, NB Capital Trust II and NB Capital Trust III with the proceeds of the sale of the Preferred Securities.

(5) No separate consideration will be received for any Guarantees. The Guarantees include the rights of holders of the Preferred Securities under the Guarantees and certain back-up undertakings, comprised of obligations of NationsBank Corporation under the Indenture and any supplemental indenture including responsibility for certain costs, expenses, debts and liabilities of each of NB Capital Trust I, NB Capital Trust II and NB Capital Trust III, as well as obligations under the Declaration of Trust each as described in the Registration Statement. The Guarantees, when taken together with the Corporation's obligations under the Junior Subordinated Notes and the back-up undertakings will provide a full and unconditional guarantee, on a subordinated basis, to the extent the applicable NB Capital Trust shall have funds available therefor, by the Corporation of payments due on the Preferred Securities.

(6) NationsBank Corporation paid $303 of the registration fee with the initial filing of this Registration Statement and the balance of $302,727 with the filing of Amendment No. 1.
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

(Redherring appears on the left side of page rotated. The language appears below.)

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                             SUBJECT TO COMPLETION
           PRELIMINARY PROSPECTUS SUPPLEMENT DATED NOVEMBER 25, 1996 PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER   , 1996)

                        20,000,000 PREFERRED SECURITIES
                               NB CAPITAL TRUST I
              % TRUST ORIGINATED PREFERRED SECURITIES(SM)("TOPRS(SM)")
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                           NATIONSBANK(Register mark)

     The    % Trust Originated Preferred Securities (the "Preferred Securities")
offered hereby represent preferred undivided beneficial interests in the assets of NB Capital Trust I, a statutory business trust formed under the laws of the State of Delaware ("NB Capital Trust" or the "Trust"). NationsBank Corporation, a North Carolina corporation ("NationsBank"
                                                        (CONTINUED ON NEXT PAGE)
     SEE "RISK FACTORS" BEGINNING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PREFERRED SECURITIES.
     The Preferred Securities have been approved for listing on the New York Stock Exchange, Inc. (the "New York Stock Exchange"), subject to notice of issuance. Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. See "Underwriting."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION, THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH
     CAROLINA (THE "COMMISSIONER") OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION, THE COMMISSIONER OR ANY
      STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
        OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
              RELATES. ANY REPRESENTATION TO THE CONTRARY IS A
                            CRIMINAL OFFENSE.

[CAPTION]

                                                                PRICE TO                UNDERWRITING              PROCEEDS TO
                                                               PUBLIC (1)               DISCOUNT (2)              TRUST (3)(4)
Per Preferred Security..............................               $                        (3)                        $
Total (5)...........................................               $                        (3)                        $

(1) Plus accrued distributions, if any, from December   , 1996.
(2) NB Capital Trust and NationsBank have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) In view of the fact that the proceeds of the sale of the Preferred Securities will be invested in the Junior Subordinated Notes, NationsBank has agreed to pay to the Underwriters as compensation (the "Underwriters' Compensation") for their arranging the investment therein of such proceeds
    $    per Preferred Security (or $        in the aggregate); provided, that
    such compensation for sales of 10,000 or more Preferred Securities to a
    single purchaser will be $   per Preferred Security. Therefore, to the
    extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence. See "Underwriting."
(4) Expenses of the offering which are payable by NationsBank estimated to be
    $      .

(5) NB Capital Trust has granted the several Underwriters an option to purchase, exercisable within 30 days from the date of this Prospectus Supplement, up
    to an additional         Preferred Securities solely to cover
    over-allotments, if any. If all such Preferred Securities are purchased the
    total Price to Public and Proceeds to Trust will be $      and the aggregate
    Underwriters' Compensation will be $        . See "Underwriting."


    The Preferred Securities are offered by the several Underwriters subject to prior sale, when, as and if issued to and acceptance by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Preferred Securities will be made only in book-entry form
through the facilities of The Depository Trust Company, on or about December   ,
1996.


                              MERRILL LYNCH & CO.

DEAN WITTER REYNOLDS INC.

                     A.G. EDWARDS & SONS, INC.

                                 PAINEWEBBER INCORPORATED

                                              PRUDENTIAL SECURITIES INCORPORATED

                                                             SMITH BARNEY INC.
          The date of this Prospectus Supplement is November   , 1996.

(SM) "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

(CONTINUED FROM PREVIOUS PAGE)

or the "Corporation"), will own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of NB Capital Trust. NB Capital Trust exists for the sole purpose of issuing the Trust Securities and
investing the proceeds thereof in an equivalent amount of     % Junior
Subordinated Deferrable Interest Notes, due 2026 (the "Junior Subordinated Notes") of NationsBank. The Junior Subordinated Notes and the Preferred Securities in respect of which this Prospectus Supplement is being delivered shall be referred to herein as the "Offered Securities." The Junior Subordinated
Notes will mature on                 , 2026 (the "Stated Maturity"). The Junior
Subordinated Notes when issued will be unsecured obligations of NationsBank and will be subordinate and junior in right of payment to other indebtedness of the Corporation, as described herein. Upon an Event of Default under the Declaration (as defined herein), the holders of Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.

     Holders of the Preferred Securities are entitled to receive cumulative cash
distributions at an annual rate of     percent of the liquidation amount of $25
per Preferred Security, accruing from the date of original issuance and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each
year, commencing             ("distributions"). The payment of distributions out
of moneys held by NB Capital Trust and payments on liquidation of NB Capital Trust or the redemption of Preferred Securities, as set forth below, are guaranteed on a subordinated basis by NationsBank (the "Preferred Securities Guarantee") to the extent described herein and under "Description of Preferred Securities Guarantees" in the accompanying Prospectus. The Preferred Securities Guarantee covers payments of distributions and other payments on the Preferred Securities only if and to the extent that NB Capital Trust has funds available therefor which will only occur if NationsBank has made a payment of interest or principal or other payments on the Junior Subordinated Notes held by NB Capital Trust as its sole asset. The Preferred Securities Guarantee, when taken together with the Corporation's obligations under the Junior Subordinated Notes and the Indenture (as defined herein) and its obligations under the Declaration, including its liabilities to pay costs, expenses, debts and obligations of NB Capital Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee on a subordinated basis of amounts due on the Preferred Securities. See "Risk Factors -- Rights Under the Preferred Securities Guarantee" herein. The obligations of NationsBank under the Preferred Securities Guarantee rank (i) subordinate and junior in right of payment to all other liabilities, including contingent liabilities, of NationsBank (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Corporation and with any guarantee now or hereafter entered into by NationsBank in respect of any preferred or preference stock of any affiliate of the Corporation, and (iii) senior to the Corporation's common stock. The obligations of NationsBank under the Junior Subordinated Notes are subordinate and junior in right of payment to all present and future Senior Obligations (as defined herein) of NationsBank, which were approximately $17.6 billion at September 30, 1996. The Junior Subordinated Notes purchased by the Trust may be subsequently distributed pro rata to holders of the Trust Securities in connection with the dissolution of the Trust.

     The distribution rate and the distribution payment date and other payment dates for the Preferred Securities will correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Notes, which will be the sole assets of the Trust. As a result, if NationsBank does not make principal or interest payments on the Junior Subordinated Notes, the Trust will not have sufficient funds to make distributions on the Preferred Securities; in which event, the Preferred Securities Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor.

     So long as NationsBank is not in default in the payment of interest on the Junior Subordinated Notes, it has the right to defer payments of interest on the Junior Subordinated Notes by extending the interest payment period on the Junior Subordinated Notes for up to 20 consecutive quarters (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Notes. If interest payments are so deferred, distributions on the Preferred Securities will also be deferred. During such Extension Period, distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at an annual rate of percent per annum compounded quarterly, and during any Extension

                                                        (CONTINUED ON NEXT PAGE)

(CONTINUED FROM PREVIOUS PAGE)

Period, holders of Preferred Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Notes. See "Risk Factors -- Option to Extend Interest Payment Period"; "Description of the Junior Subordinated Notes -- Option to Extend Interest Payment Period"; and "United States Federal Income Taxation -- Interest Income and Original Issue Discount."

     The Junior Subordinated Notes are redeemable by NationsBank, in whole or in
part, from time to time, on or after                 , 2001, or, in whole but
not in part, prior to                 , 2001, upon the occurrence of a Tax Event
(as defined herein), which redemption, in either case, may be subject to the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). If NationsBank redeems the Junior Subordinated Notes, the Trust must redeem Trust Securities on a pro rata basis having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Notes so redeemed at $25 per Preferred Security plus accrued and unpaid distributions thereon (the "Redemption Price") to the date fixed for redemption. See "Description of the Preferred Securities -- Mandatory Redemption." The Preferred Securities will be redeemed upon maturity of the Junior Subordinated Notes.

     NationsBank will have the right at any time to liquidate the Trust and cause the Junior Subordinated Notes to be distributed to the holders of the Trust Securities, provided that NationsBank has received prior approval from the Federal Reserve Board, if required. If the Junior Subordinated Notes are distributed to the holders of the Preferred Securities, NationsBank will use its best efforts to have the Junior Subordinated Notes listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities -- Tax Event Redemption" and "Description of the Junior Subordinated Notes."

     In the event of the involuntary or voluntary dissolution, winding up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Junior Subordinated Notes are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution." Any such distribution of the Junior Subordinated Notes may be subject to the prior approval of the Federal Reserve Board.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE PREFERRED SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

THE OFFERED SECURITIES ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS, ARE NOT
   OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF
     NATIONSBANK (EXCEPT TO THE EXTENT THAT THE PREFERRED SECURITIES ARE
       GUARANTEED BY NATIONSBANK AS DESCRIBED HEREIN), ARE NOT INSURED
        BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
          GOVERNMENT AGENCY AND INVOLVE INVESTMENT RISKS,
                INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                            NATIONSBANK CORPORATION

     NationsBank is a multi-bank holding company established as a North Carolina corporation in 1968 and is registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), with its principal assets being the stock of its subsidiaries. Through its banking subsidiaries (the "Banks") and its various non-banking subsidiaries, NationsBank provides banking and banking-related services, primarily throughout the Southeast and Mid-Atlantic states and Texas. The principal executive offices of NationsBank are located at NationsBank Corporate Center in Charlotte, North Carolina 28255. Its telephone number is
(704) 386-5000.

                                NB CAPITAL TRUST

     NB Capital Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of October 29, 1996, executed by NationsBank, as sponsor (the "Sponsor"), and the trustees of NB Capital Trust (the "NB Trustees") and (ii) a certificate of trust filed with the Secretary of State of the State of Delaware on November 1, 1996. The initial declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. See "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." NationsBank will directly or indirectly acquire all the Common Securities which will represent an aggregate liquidation amount equal to at least 3 percent of the total capital of NB Capital Trust. NB Capital Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Junior Subordinated Notes and (iii) engaging in only those other activities necessary or incidental thereto.

     Pursuant to the Declaration, the number of NB Trustees will initially be five. Three of the NB Trustees (the "Regular Trustees") will be persons who are employees or officers of, or who are affiliated with, NationsBank. The fourth trustee will be a financial institution that is unaffiliated with NationsBank, which trustee will serve as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Property Trustee"). The Bank of New York, a New York banking corporation, will be the Property Trustee until removed or replaced by the holder of the Common Securities. For purposes of compliance with the provisions of the Trust Indenture Act, The Bank of New York will act as trustee (the "Preferred Guarantee Trustee") under the Preferred Securities Guarantee and as Debt Trustee (as defined herein) under the Indenture. The fifth trustee will be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Initially, The Bank of New York (Delaware), an affiliate of the Property Trustee, will act as Delaware Trustee. See "Description of the Preferred Securities Guarantees" in the accompanying Prospectus and "Description of the Preferred Securities -- Voting Rights" herein.

     The Property Trustee will hold title to the Junior Subordinated Notes for the benefit of the holders of the Trust Securities and in such capacity will have the power to exercise all rights, powers and privileges under the Indenture. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest-bearing bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Notes for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Preferred Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities. NationsBank, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any NB Trustee and to increase or decrease the number of NB Trustees. NationsBank will pay all fees and expenses related to NB Capital Trust and the offering of the Trust Securities. See "Description of the Junior Subordinated Notes -- Miscellaneous."

     The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act (the "Trust Act") and the Trust Indenture Act. See "Description of the Preferred Securities."

                            NATIONSBANK CORPORATION
                            SELECTED FINANCIAL DATA

     The following selected financial data for the five years ended December 31, 1995 are derived from financial statements of the Corporation audited by Price Waterhouse LLP, independent accountants. The financial data for the nine months ended September 30, 1996 and 1995 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting only of normal recurring accruals, that the Corporation considers necessary for a fair presentation of its financial position and the results of its operations as of such dates and for such periods. Results for the nine months ended September 30, 1996 are not necessarily indicative of the results that might be expected for any other interim period or for the year as a whole.

                                                                  NINE MONTHS
                                                              ENDED SEPTEMBER 30,                  YEAR ENDED
                                                                                                  DECEMBER 31,
                                                                1996       1995       1995       1994       1993       1992
                                                               (AMOUNTS IN MILLIONS EXCEPT PER SHARE INFORMATION AND RATIOS)
Income statement:
  Income from earning assets................................. $ 10,438   $  9,859   $ 13,220   $ 10,529   $  8,327   $  7,780
  Interest expense...........................................    5,699      5,825      7,773      5,318      3,690      3,682
  Net interest income........................................    4,739      4,034      5,447      5,211      4,637      4,098
  Provision for credit losses................................      455        240        382        310        430        715
  Gains (losses) on sales of securities......................       34          8         29        (13)        84        249
  Noninterest income.........................................    2,688      2,232      3,078      2,597      2,101      1,913
  Merger-related charge......................................      118         --         --         --         30         --
  Other noninterest expense (including OREO expense).........    4,212      3,831      5,181      4,930      4,371      4,149
  Income before income taxes and effect of change in method
    of accounting for income taxes...........................    2,676      2,203      2,991      2,555      1,991      1,396
  Income tax expense (benefit)...............................      933        763      1,041        865        690        251
  Income before effect of change in method of accounting for
    income taxes.............................................    1,743      1,440      1,950      1,690      1,301      1,145
  Effect of change in method of accounting for income
    taxes....................................................       --         --         --         --        200         --
  Net income.................................................    1,743      1,440      1,950      1,690      1,501      1,145
  Net income applicable to common shareholders...............    1,732      1,434      1,942      1,680      1,491      1,121
Per common share:
  Earnings before effect of change in method of accounting
    for income taxes......................................... $   5.82   $   5.26   $   7.13   $   6.12   $   5.00   $   4.60
  Earnings...................................................     5.82       5.26       7.13       6.12       5.78       4.60
  Cash dividends paid........................................     1.74       1.50       2.08       1.88       1.64       1.51
  Shareholders' equity (period-end)..........................    45.77      44.00      46.52      39.70      36.39      30.80
Balance sheet (period-end):
  Total assets............................................... $187,671   $182,138   $187,298   $169,604   $157,686   $118,059
  Total loans, leases and factored accounts receivable, net
    of unearned income.......................................  122,078    114,601    117,033    103,371     92,007     72,714
  Total deposits.............................................  108,132     97,870    100,691    100,470     91,113     82,727
  Long-term debt.............................................   22,034     15,741     17,775      8,488      8,352      3,066
  Common shareholders' equity................................   13,186     11,904     12,759     10,976      9,859      7,793
  Total shareholders' equity.................................   13,304     11,941     12,801     11,011      9,979      7,814
Average common shares issued (in thousands)..................  297,772    272,790    272,480    274,656    257,969    243,748
Performance ratios:
  Return on average assets (1)...............................     1.15%      1.03%      1.03%      1.02%       .97%      1.00%
  Return on average common shareholders' equity (1)(2).......    17.58      17.02      17.01      16.10      15.00      15.83
Risk-based capital ratios:
  Tier 1.....................................................     7.05       7.16       7.24       7.43       7.41       7.54
  Total......................................................    12.05      11.23      11.58      11.47      11.73      11.52
Leverage capital ratio.......................................     6.30       5.96       6.27       6.18       6.00       6.16
Total equity to total assets.................................     7.09       6.56       6.83       6.49       6.33       6.62
Asset quality ratios:
  Allowance for credit losses as a percentage of loans,
    leases and factored accounts receivable, net of unearned
    income (period-end)......................................     1.90       1.89       1.85       2.11       2.36       2.00
  Allowance for credit losses as a percentage of
    nonperforming loans (period-end).........................   235.64     255.57     306.49     273.07     193.38     103.11
  Net charge-offs as a percentage of average loans, leases
    and factored accounts receivable, net of unearned
    income...................................................      .48        .33        .38        .33        .51       1.25
  Nonperforming assets as a percentage of net loans, leases, factored accounts receivable and other real estate owned
    (period-end).............................................      .93        .90        .73       1.10       1.92       2.72


                                                                 1991
                                                              <

Income statement:
  Income from earning assets.................................  $  9,398
  Interest expense...........................................     5,599
  Net interest income........................................     3,799
  Provision for credit losses................................     1,582
  Gains (losses) on sales of securities......................       454
  Noninterest income.........................................     1,742
  Merger-related charge......................................       330
  Other noninterest expense (including OREO expense).........     3,974
  Income before income taxes and effect of change in method
    of accounting for income taxes...........................       109
  Income tax expense (benefit)...............................       (93)
  Income before effect of change in method of accounting for
    income taxes.............................................       202
  Effect of change in method of accounting for income
    taxes....................................................        --
  Net income.................................................       202
  Net income applicable to common shareholders...............       171
Per common share:
  Earnings before effect of change in method of accounting
    for income taxes.........................................  $    .76
  Earnings...................................................       .76
  Cash dividends paid........................................      1.48
  Shareholders' equity (period-end)..........................     27.03
Balance sheet (period-end):
  Total assets...............................................  $110,319
  Total loans, leases and factored accounts receivable, net
    of unearned income.......................................    69,108
  Total deposits.............................................    88,075
  Long-term debt.............................................     2,876
  Common shareholders' equity................................     6,252
  Total shareholders' equity.................................     6,518
Average common shares issued (in thousands)..................   226,305
Performance ratios:
  Return on average assets (1)...............................       .17%
  Return on average common shareholders' equity (1)(2).......      2.70
Risk-based capital ratios:
  Tier 1.....................................................      6.38
  Total......................................................     10.30
Leverage capital ratio.......................................      5.07
Total equity to total assets.................................      5.91
Asset quality ratios:
  Allowance for credit losses as a percentage of loans,
    leases and factored accounts receivable, net of unearned
    income (period-end)......................................      2.32
  Allowance for credit losses as a percentage of
    nonperforming loans (period-end).........................     81.82
  Net charge-offs as a percentage of average loans, leases
    and factored accounts receivable, net of unearned
    income...................................................      1.86
  Nonperforming assets as a percentage of net loans, leases, factored accounts receivable and other real estate owned
    (period-end).............................................      4.01

(1) In 1993, return on average assets and return on average common shareholders' equity after the tax benefit from the impact of adopting SFAS 109 (Accounting for Income Taxes) were 1.12% and 17.33%, respectively.

(2) Average common shareholders' equity does not include the effect of market value adjustments to securities available for sale and marketable equity securities.

                              RECENT DEVELOPMENTS

PENDING MERGER WITH BOATMEN'S BANCSHARES, INC.

     On August 29, 1996, the Corporation and Boatmen's Bancshares, Inc. a corporation organized and existing under the laws of the State of Missouri ("Boatmen's"), and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Boatmen's will be merged with a wholly-owned subsidiary of the Corporation (the "Merger"). The Board of Directors of both the Corporation and Boatmen's approved the Merger Agreement and the transactions contemplated thereby at their meetings held on August 29, 1996.

     Boatmen's is headquartered in St. Louis, Missouri, with its principal assets being the stock of its subsidiaries. At September 30, 1996, Boatmen's had total assets of $41 billion and had over 600 banking offices in Missouri, Kansas, Arkansas, Oklahoma, New Mexico, Texas, Iowa, Illinois and Tennessee.

     The Merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and to be accounted for as a purchase.


     Consummation of the Merger is subject to various conditions, including: (i) receipt of approval by the shareholders of each of NationsBank and Boatmen's of appropriate matters relating to the Merger Agreement and the Merger, as required to be approved under applicable law; (ii) receipt of requisite regulatory approvals from the Federal Reserve Board and other federal and state regulatory authorities; (iii) receipt of an opinion of counsel as to the tax treatment of certain aspects of the Merger; (iv) listing, subject to notice of issuance, of the NationsBank stock to be issued in the Merger; and (v) satisfaction of certain other conditions. The Merger is expected to be completed in January 1997. For additional information regarding this pending acquisition, see the Corporation's Current Report on Form 8-K filed September 6, 1996, as amended by Form 8-K/A-1 filed September 11, 1996 and Form 8-K/A-2 filed November 13, 1996, incorporated herein by reference.


                                  RISK FACTORS

     Prospective purchasers of Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters.

ABSENCE OF PRIOR PUBLIC MARKET

     Prior to this offering, there has been no public market for the Preferred Securities. Although application has been made to list the Preferred Securities on the New York Stock Exchange, there can be no assurance that an active public market will develop for the Preferred Securities or that, if such market develops, the market price will equal or exceed the public offering price set forth on the cover page of this Prospectus Supplement. The public offering price for the Preferred Securities has been determined through negotiations between the Corporation and the Underwriters. Prices for the Preferred Securities will be determined in the marketplace and may be influenced by many factors, including the liquidity of the market for the Preferred Securities, investor perceptions of the Corporation and general industry and economic conditions.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE PREFERRED SECURITIES GUARANTEE AND JUNIOR SUBORDINATED NOTES

     The Corporation's obligations under the Preferred Securities Guarantee rank
(i) subordinate and junior in right of payment to all other liabilities, including contingent liabilities, of NationsBank (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Corporation and with any guarantee now or hereafter entered into by NationsBank in respect of any preferred or preference stock of any affiliate of the Corporation, and
(iii) senior to the Corporation's common stock. The obligations of NationsBank under the Junior Subordinated Notes are subordinate and junior in right of payment to all present and future Senior Obligations of NationsBank and rank pari passu with obligations to or rights of the Corporation's other general unsecured creditors. No payment of principal (including redemption payments, if any), premium, if any, or interest on the Junior Subordinated Notes may be made if (i) any Senior Obligations of NationsBank are not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist, or (ii) the maturity of any Senior Obligations has been accelerated because of a default. As of September 30, 1996, Senior Obligations of NationsBank aggregated approximately $17.6 billion. In addition, because NationsBank is a holding company, the Junior Subordinated Notes are effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, including obligations to depositors. There are no terms in the Preferred Securities, the Junior Subordinated Notes or the Preferred Securities Guarantee that limit the Corporation's ability to incur additional indebtedness, including indebtedness that ranks senior to the Junior Subordinated Notes and the Preferred Securities Guarantee. See "Description of the Preferred Securities Guarantees -- Status of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Notes" in the accompanying Prospectus, and "Description of the Junior Subordinated Notes -- Subordination" herein.

RIGHTS UNDER THE PREFERRED SECURITIES GUARANTEE

     The Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Preferred Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities.


     The Preferred Securities Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price, with respect to Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Junior Subordinated Notes to the holders of Preferred Securities or a redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of the payment to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under the Preferred Securities Guarantee. Notwithstanding the foregoing, any holder of Preferred Securities may institute a legal proceeding directly against NationsBank to enforce such holder's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee or any other person or entity. If NationsBank were to default on its obligation to pay amounts payable on the Junior Subordinated Notes or otherwise, the Trust would lack funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Preferred Securities Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would rely on the enforcement (1) by the Property Trustee of its rights as registered holder of the Junior Subordinated Notes against NationsBank pursuant to the terms of the Indenture and the Junior Subordinated Notes or (2) by such holder of the Property Trustee's or such holder's own rights against NationsBank to enforce payments on the Junior Subordinated Notes. See "Description of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Notes" in the accompanying Prospectus, and " -- Enforcement of Certain Rights by Holders of Preferred Securities," which follows. The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Preferred Securities Guarantee, including the subordination provisions thereof, and the Indenture (as defined in "Description of the Junior Subordinated Notes" herein).


ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the Junior Subordinated Notes against NationsBank. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Notes. If the Property Trustee fails to enforce its rights under the Junior Subordinated Notes, a holder of Preferred Securities may institute a legal proceeding directly against NationsBank to enforce the Property Trustee's rights under the Junior Subordinated Notes without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if NationsBank fails to pay interest or principal on the Junior Subordinated Notes (a "Note Payment Failure") on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), and such Note Payment Failure is continuing, a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Notes having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") after the respective due date specified in the Junior Subordinated Notes. In connection with such Direct Action, NationsBank will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by NationsBank to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Notes. See "Description of the Preferred Securities -- Declaration Events of Default and Note Payment Failures."

LIMITED RIGHTS OF ACCELERATION

     The Property Trustee, as holder of the Junior Subordinated Notes, may accelerate payment of the principal and accrued and unpaid interest on the Junior Subordinated Notes only upon the occurrence and continuation of a "Declaration Event of Default" which, generally is limited to certain events of bankruptcy, insolvency and reorganization of the Corporation and certain events of dissolution, winding-up or termination of the Trust. See "Description of Junior Subordinated Notes -- Events of Default, Waiver and Notice" in the accompanying Prospectus for a description of the Events of Default. Accordingly, there is no right to acceleration upon default by the Corporation of its payment obligations under the Junior Subordinated Notes or defaults of the Corporation under the Preferred Securities Guarantee.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     NationsBank has the right under the Indenture to defer payments of interest on the Junior Subordinated Notes by extending the interest payment period at any time, and from time to time, on the Junior Subordinated Notes. As a consequence of such an extension, quarterly distributions on the Preferred Securities would be deferred (but would continue to accrue, despite such deferral, with interest thereon compounded quarterly) by the Trust during any such Extension Period. Such right to extend the interest payment period for the Junior Subordinated Notes is limited to a period not exceeding 20 consecutive quarters, but no such Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Notes. During any such Extension Period (a) NationsBank shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of NationsBank Common Stock in connection with the satisfaction by NationsBank of its obligations under any employee benefit plans, (ii) as a result of a reclassification of NationsBank capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of NationsBank capital stock or (iii) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to an acquisition or the conversion or exchange provisions of such NationsBank capital stock or the security being converted or exchanged), (b) NationsBank shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by NationsBank that rank pari passu with or junior to the Junior Subordinated Notes and (c) NationsBank shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee). Prior to the termination of any such Extension Period, NationsBank may further extend the interest payment period; provided, that such Extension Period may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Notes. Upon the termination of any Extension Period and the payment of all amounts then due, NationsBank may commence a new Extension Period, subject to the above requirements. See "Description of the Preferred Securities -- Distributions" and "Description of the Junior Subordinated Notes -- Option to Extend Interest Payment Period."

     Should NationsBank exercise its right to defer payments of interest by extending the interest payment period, each holder of Preferred Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Preferred Securities for United States federal income tax purposes, which will be allocated but not distributed, to holders of record of Preferred Securities. As a result, each such holder of Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from NB Capital Trust related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. NationsBank has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Notes. However, should NationsBank determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Corporation's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Junior Subordinated Notes) may be more volatile than other securities on which OID accrues that do not have such rights.

PROPOSED TAX LEGISLATION

     On March 19, 1996, President Clinton proposed certain tax law changes that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations issued on or after December 7, 1995 (the "Proposed Legislation") if such debt obligations have a maximum term in excess of 20 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that certain legislative proposals initiated by the Clinton administration, including the Proposed Legislation, that may be adopted by either of the tax-writing committees of Congress would have an effective date that is no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the views expressed in the Joint Statement (the "Democrat Letters"). Based upon the Joint Statement and the Democrat Letters, it is expected that if the Proposed Legislation were to be enacted, such legislation would not apply to the Junior Subordinated Notes. There can be no assurances, however, that the effective date guidance contained in the Joint Statement and the Democrat Letters will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Corporation to deduct the interest payable on the Junior Subordinated Notes. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Preferred Securities -- Tax Event Redemption."

REDEMPTION OR DISTRIBUTION OF THE JUNIOR SUBORDINATED NOTES

     NationsBank will have the right at any time to dissolve the Trust and, after the satisfaction of creditors as required by law, to cause the Junior Subordinated Notes to be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In certain circumstances, NationsBank shall have the right to redeem the Junior Subordinated Notes, in whole or in part, in lieu of a distribution of the Junior Subordinated Notes by the Trust; in which event the Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Junior Subordinated Notes are redeemed by NationsBank. Any such distribution or redemption prior to the Stated Maturity may require prior approval of the Federal Reserve Board. See "Description of the Preferred Securities -- Tax Event Redemption."

     Under current United States federal income tax law, a distribution of Junior Subordinated Notes upon the dissolution of NB Capital Trust would not be a taxable event to holders of the Preferred Securities. If, however, the Trust is characterized as an association taxable as a corporation at the time of the dissolution of the Trust, the distribution of the Junior Subordinated Notes may constitute a taxable event to holders of Preferred Securities. Moreover, upon occurrence of a Tax Event, a dissolution of NB Capital Trust in which holders of the Preferred Securities receive cash may be a taxable event to such holders. See "United States Federal Income Taxation -- Receipt of Junior Subordinated Notes or Cash Upon Liquidation of NB Capital Trust."

     There can be no assurance as to the market prices for the Preferred Securities or the Junior Subordinated Notes that may be distributed in exchange for Preferred Securities upon a dissolution or liquidation of the Trust. Accordingly, the Preferred Securities or the Junior Subordinated Notes, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

     Because holders of Preferred Securities may receive Junior Subordinated Notes, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Notes and should carefully review all the information regarding the Junior Subordinated Notes contained herein and in the accompanying Prospectus. See "Description of the Preferred Securities -- Distribution of the Junior Subordinated Notes" and
" -- Liquidation Distribution Upon Dissolution" and "Description of the Junior Subordinated Notes -- General."

LIMITED VOTING RIGHTS

     Holders of Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, NB Trustees, which voting rights are vested exclusively in the holder of the Common Securities. See "Description of Preferred Securities -- Voting Rights."

TRADING PRICE

     The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Notes. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Notes are deemed to be issued with OID) and who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Notes through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Notes deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation -- Interest Income and Original Issue Discount" and " -- Sales of Preferred Securities."

                                 CAPITALIZATION


     The following table sets forth the actual capitalization of the Corporation and its subsidiaries as of September 30, 1996 and as adjusted to give effect to
(i) the issuance of the Preferred Securities offered hereby (assuming no exercise of the Underwriters' over-allotment option described in "Underwriting"); (ii) the issuance and the maturity of certain of the Corporation's and its subsidiaries' notes during the period beginning October 1, 1996 through the date of this Prospectus Supplement; and (iii) the issuance and the maturity of certain of the Corporation's medium-term notes during the period beginning October 1, 1996 through the date of this Prospectus Supplement. This table does not reflect the proposed issuance by NationsBank of its common stock and preferred stock in connection with the Merger nor does it reflect the pro forma capitalization of NationsBank assuming consummation of the Merger. For a discussion of the Merger see "RECENT DEVELOPMENTS".

                                                                                                     NATIONSBANK       AS
                                                                                                       ACTUAL       ADJUSTED
                                                                                                      (AMOUNTS IN MILLIONS)

LONG-TERM DEBT
SENIOR DEBT:
  NationsBank Corporation (parent):
  Floating rate medium-term notes, due 1996-2004..................................................     $ 3,896        4,078
  4.55 to 8.20% medium-term notes, due 1996-2006..................................................       1,078        1,078
  8 1/2% notes, due 1996..........................................................................         150          150
  5.51% ESOP secured notes, due 1996-1999.........................................................          56           56
  7 1/2% notes, due 1997..........................................................................         250          250
  5 1/8% notes, due 1998..........................................................................         300          300
  6 5/8% notes, due 1998..........................................................................         400          400
  Floating rate notes, due 1998...................................................................         300          300
  5 3/8% notes, due 2000..........................................................................         398          398
  Floating rate notes, due 2000...................................................................         500          500
  7% notes, due 2001..............................................................................         499          499
  Floating rate notes, due 2001...................................................................         200          200
  Floating rate notes, due 2002...................................................................         499          499
  7% notes, due 2003..............................................................................         498          498
  9 1/4% unsecured notes, due 2006................................................................         124          124
  Other senior notes..............................................................................          30           30
                                                                                                         9,178        9,360
  Subsidiaries (1):
  Bank notes with maturities greater than one year, due 1996-2003.................................       3,066        3,240
  Floating rate mortgage-backed bonds, due 1998-2000..............................................       2,999        3,000
  Other senior notes..............................................................................         638          635
                                                                                                         6,703        6,875
    Total senior debt.............................................................................      15,881       16,235

                                                                                                     NATIONSBANK       AS
                                                                                                       ACTUAL       ADJUSTED
                                                                                                      (AMOUNTS IN MILLIONS)
SUBORDINATED DEBT:
  NationsBank Corporation (parent):
  9 3/8% notes, due 1997..........................................................................          75           75
  9 3/4% notes, due 1999..........................................................................         100          100
  9 1/8% notes, due 2001..........................................................................         299          299
  8 1/8% notes, due 2002..........................................................................         350          350
  6.20% to 7.875% medium-term notes, due 2003 through 2011........................................         521          610
  6 1/2% notes, due 2003..........................................................................         600          600
  7 3/4% notes, due 2004..........................................................................         299          299
  6 7/8% notes, due 2005..........................................................................         399          399
  7 5/8% notes, due 2005..........................................................................         297          297
  6 1/2% notes, due 2006..........................................................................         300          300
  7 1/2% notes, due 2006..........................................................................         500          500
  9 3/8% notes, due 2009..........................................................................         397          397
  10.20% notes, due 2015..........................................................................         200          200
  7 3/4% notes, due 2015..........................................................................         350          350
  7.80% notes, due 2016...........................................................................         447          447
  8.57% medium-term notes, due 2024, putable 2004.................................................         100          100
  7 1/4% notes, due 2025..........................................................................         444          444
  Other subordinated notes........................................................................          40           40
                                                                                                         5,718        5,807
  Subsidiaries (1):
  9 1/2% notes, due 2004..........................................................................         300          300
  Floating rate notes, due 2019, putable 1999.....................................................           8            8
                                                                                                           308          308
    Total subordinated debt.......................................................................       6,026        6,115
    Total long-term debt..........................................................................      21,907       22,350
Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Notes (2)..........          --
SHAREHOLDERS' EQUITY
Preferred stock, authorized -- 45,000,000 shares; issued -- 5,280,406.............................         174          174
Common stock, authorized -- 800,000,000 shares; issued -- 288,111,941 (3)(4)......................       3,956        3,956
Retained earnings.................................................................................       9,235        9,235
Other, including loan to ESOP trust...............................................................         (61)         (61)
    Total shareholders' equity....................................................................      13,304       13,304
                                                                                                       $35,211


(1) These obligations are direct obligations of certain of the subsidiaries of NationsBank and, as such, constitute claims against such subsidiaries prior to the Corporation's equity interest therein.


(2) As described herein, the sole asset of the Trust will be $     aggregate
    principal amount of     % Junior Subordinated Deferrable Interest Notes, due
    2026 issued by the Corporation to the Trust, assuming no exercise of the Underwriters' over-allotment option described in "Underwriting", or up to
    $        aggregate principal amount of such Notes if such option is fully exercised.


(3) On July 16, 1996, the Corporation's Board of Directors authorized the purchase of up to 20 million shares of NationsBank common stock, from time to time during the next 36 months, in open market or private transactions. Also on July 16, 1996, the Board of Directors authorized the repurchase of NationsBank common stock in the open market, from time to time over the next 13 months, representing the number of shares of NationsBank common stock the Corporation intends to issue for its Dividend Reinvestment and Stock Purchase Plan and other employee and director benefit plans.

(4) As of September 30, 1996, (a) 55.7 million shares of NationsBank common stock were reserved for issuance under various employee and director benefit plans of the Corporation and upon the conversion of the ESOP Convertible Preferred Stock, Series C, (b) 2.8 million shares of NationsBank common stock were reserved for issuance under the Corporation's Dividend Reinvestment and Stock Purchase Plan and (c) 110 million shares of Common Stock were reserved for issuance in connection with the Merger.

     As of September 30, 1996, the Corporation had $2.6 billion of commercial paper and other short-term notes payable outstanding. During the nine months ended September 30, 1996, the amount of commercial paper and other short-term notes payable outstanding averaged $2.7 billion and ranged from a high of $3.1 billion to a low of $2.4 billion. At September 30, 1996, the Corporation had unused lines of credit aggregating $1.5 billion, principally to support commercial paper borrowings.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following are the Corporation's consolidated ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividend requirements for the nine months ended September 30, 1996 and for each of the years in the five-year period ended December 31, 1995:

                                                                          NINE MONTHS
                                                                             ENDED                     YEAR ENDED
                                                                         SEPTEMBER 30,                DECEMBER 31,
                                                                             1996         1995    1994    1993    1992    1991
Ratio of Earnings to Fixed Charges:
  Excluding interest on deposits......................................        1.8         1.7     1.9     2.3     2.4     1.1
  Including interest on deposits......................................        1.5         1.4     1.5     1.5     1.4     1.0
Ratio of Earnings to Combined Fixed Charges and Preferred Stock
  Dividends:
  Excluding interest on deposits......................................        1.8         1.6     1.8     2.3     2.3     1.1
  Including interest on deposits......................................        1.5         1.4     1.5     1.5     1.4     1.0

     For purposes of computing the consolidated ratios, earnings represent net income of the Corporation plus applicable income taxes and fixed charges, less capitalized interest and the equity in undistributed earnings of unconsolidated subsidiaries and associated companies. Fixed charges represent interest expense (exclusive of interest on deposits in one case and inclusive of such interest in the other), capitalized interest, amortization of debt discount and appropriate issuance costs and one-third (the amount deemed to represent an appropriate interest factor) of net rent expense under all lease commitments. Preferred stock dividend requirements represent dividend requirements on the outstanding preferred stock adjusted to reflect the pre-tax earnings that would be required to cover such dividend requirements.

                              ACCOUNTING TREATMENT


     The financial statements of the Trust will be consolidated into the
Corporation's consolidated financial statements, with the             Preferred
Securities shown under the separate line item "Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Notes". The sole asset of the
Trust will be $        aggregate principal amount of      % Junior Subordinated
Deferrable Interest Notes, due 2026 issued by NationsBank to the Trust (or up to
$          aggregate principal amount if the Underwriters' over-allotment option described in "Underwriting" is fully exercised).


                                USE OF PROCEEDS

     The Trust will use the gross proceeds received from the sale of the Preferred Securities to purchase Junior Subordinated Notes from NationsBank. NationsBank intends to add the net proceeds from the sale of the Junior Subordinated Notes to its general funds, to be used for general corporate purposes, including the Corporation's working capital needs, the funding of investments in, or extensions of credit to, its banking and nonbanking subsidiaries, possible acquisitions of other financial institutions or their assets or liabilities, possible acquisitions of or investments in other businesses of a type eligible for bank holding companies and possible reduction of outstanding indebtedness or repurchase of outstanding equity securities of the Corporation. Pending such use, the Corporation may temporarily invest the net proceeds in investment grade securities. The Corporation may, from time to time, engage in additional capital financings of a character and in amounts to be determined by the Corporation in light of its needs at such time or times and in light of prevailing market conditions.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, The Bank of New York, will act as indenture trustee for the Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Preferred Securities which supplements, and to the extent inconsistent, replaces the description set forth under the caption "Description of the Preferred Securities" in the accompanying Prospectus does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part, the Trust Act and the Trust Indenture Act.

GENERAL


     The Declaration authorizes the Regular Trustees to issue the Trust Securities on behalf of the Trust, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by NationsBank. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Property Trustee will own the Junior Subordinated Notes purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by NationsBank to the extent described under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Preferred Securities Guarantee will be held by The Bank of New York, as the Preferred Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Preferred Securities Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Preferred Securities is to vote to direct the Property Trustee to enforce the Property Trustee's rights under the Junior Subordinated Notes. Notwithstanding the foregoing, in the circumstances of a Note Payment Failure, a holder of Preferred Securities may institute a Direct Action without first instituting any legal proceeding against the Property Trustee or any other person or entity.
See " -- Declaration Events of Default and Note Payment Failures" and
"-- Voting Rights."


DISTRIBUTIONS

     Distributions on the Preferred Securities will be fixed at a rate per annum
of     percent of the stated liquidation amount of $  per Preferred Security.
Distributions in arrears for more than one quarter will bear interest thereon at
the rate per annum of     percent thereof compounded quarterly. The term
"distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the Preferred Securities will be cumulative, will accrue
from December   , 1996 and, except as otherwise described below, will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each
year, commencing                , when, as and if available for payment.

     NationsBank has the right under the Indenture to defer payments of interest on the Junior Subordinated Notes by extending the interest payment period from time to time on the Junior Subordinated Notes, which, if exercised, would defer quarterly distributions on the Preferred Securities (though such distributions would continue to accrue with interest since interest would continue to accrue on the Junior Subordinated Notes) during any such Extension Period. Such right to extend the interest payment period for the Junior Subordinated Notes is limited to a period not exceeding 20 consecutive quarters and such period may not extend beyond the Stated Maturity of the Junior Subordinated Notes. In the event that NationsBank exercises this right, then (a) NationsBank shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of NationsBank Common Stock in connection with the satisfaction by NationsBank of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of NationsBank capital stock for another class or series of NationsBank capital stock or (iii) the purchase of fractional interests in shares of NationsBank capital stock pursuant to an acquisition or the conversion or exchange provisions of such NationsBank capital stock or the security being converted or exchanged), (b) NationsBank shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by NationsBank that rank pari passu with or junior to such Junior Subordinated Notes and (c) NationsBank shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee). Prior to the termination of any such Extension Period, NationsBank may further extend the interest payment period; provided, that such Extension Period may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Notes. Upon the termination of any Extension Period and the payment of all amounts then due, NationsBank may select a new Extension Period, subject to the above requirements. See "Description of the Junior Subordinated Notes -- Interest" and " -- Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders on the record date next following the termination of such Extension Period.

     Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from NationsBank on the Junior Subordinated Notes. See "Description of the Junior Subordinated Notes." The payment of distributions out of moneys held by the Trust is guaranteed by NationsBank to the extent set forth under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus.

     Distributions on the Preferred Securities will be payable to the holders thereof on the relevant record dates, which, as long as the Preferred Securities remain in book-entry only form, will be one Business Day (as defined below) prior to the relevant payment dates. Such distributions will be paid through the Property Trustee who will hold amounts received in respect of the Junior Subordinated Notes in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under " -- Book-Entry Only Issuance -- The Depository Trust Company" below. In the event that the Preferred Securities do not continue to remain in book-entry only form, the record dates for payment of distributions will be March 15, June 15, September 15 and December 15. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date. A "Business Day" shall mean any day other than a day on which federal or state banking institutions in New York, New York or Charlotte, North Carolina are authorized or obligated by law, executive order or regulation to close.

MANDATORY REDEMPTION

     The Junior Subordinated Notes will mature on           , 2026. Moreover,
the Junior Subordinated Notes are redeemable, in whole or in part, at any time
on or after           , 2001 or, in whole but not in part, prior to           ,
2001 upon the occurrence of a Tax Event. See "Description of the Junior Subordinated Notes." Upon the repayment of the Junior Subordinated Notes, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Notes so repaid or redeemed at the Redemption Price for the Preferred Securities equal to the liquidation amount thereof, plus accrued and unpaid distributions; provided, that holders of Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption. See "Description of the Junior Subordinated Notes -- Optional Redemption." In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described under " -- Book-Entry Only Issuance -- The Depository Trust Company" below. Any such redemption prior to the Stated Maturity may require prior approval of the Federal Reserve Board.

TAX EVENT REDEMPTION

     If, at any time prior to             , 2001, a Tax Event (as defined below)
shall occur and be continuing, NationsBank shall have the right, upon not less than 30 and no more than 60 days notice, to redeem the Junior Subordinated Notes, in whole (but not in part), for cash within 90 days following the occurrence of such Tax Event and, following such redemption, all Trust Securities shall be redeemed by the Trust at the Redemption Price; provided, however, that if NationsBank may eliminate the Tax Event by taking some ministerial action ("Ministerial Action") such as filing a form or making an election; or pursuing some other similar reasonable measure that has no adverse effect on the Trust, NationsBank or the holders of the Trust Securities, NationsBank will pursue such Ministerial Action in lieu of redemption. Any such Tax Event redemption may require the prior approval of the Federal Reserve Board.

     "Tax Event" means that (i) NationsBank shall have received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Preferred Securities, there is more than an insubstantial risk that interest payable on the Junior Subordinated Notes is not, or within 90 days of the date thereof, will not be deductible, in whole or in part, by NationsBank for United States federal income tax purposes or (ii) the Regular Trustees have been informed by a nationally recognized independent tax counsel that a No Recognition Opinion (as defined herein) cannot be delivered. "No Recognition Opinion" means as opinion of a nationally recognized independent tax counsel experienced in such matters, which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States federal income tax purposes as a result of the dissolution of the Trust and the distribution of the Junior Subordinated Notes.

DISTRIBUTION OF THE JUNIOR SUBORDINATED NOTES

     NationsBank will have the right at any time to dissolve the Trust and cause the Subordinated Notes to be distributed to the holders of the Trust Securities. Any such dissolution and distribution may require prior approval of the Federal Reserve Board. If the Junior Subordinated Notes are distributed to the holders of the Preferred Securities, NationsBank will use its best efforts to cause the Junior Subordinated Notes to be listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

     After the date for any distribution of Junior Subordinated Notes upon dissolution of the Trust, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) the Depositary (as defined herein) or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Notes to be delivered upon such distribution, and (iii) any certificates representing Preferred Securities not held by the Depositary or its nominee will be deemed to represent Junior Subordinated Notes having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on such Preferred Securities until such certificates are presented to NationsBank or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for either the Preferred Securities or the Junior Subordinated Notes that may be distributed in exchange for the Preferred Securities upon a dissolution and liquidation of the Trust. Accordingly, the Preferred Securities or the Junior Subordinated Notes may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

     The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that NationsBank has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Notes, the Trust will irrevocably deposit with the Depositary funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See " -- Book-Entry Only Issuance -- The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust, or by NationsBank pursuant to the Preferred Securities Guarantee, distributions on such Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described below under " -- Book-Entry Only Issuance -- The Depository Trust Company."

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws and the regulations of the Federal Reserve Board), NationsBank or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the then holders of the Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Junior Subordinated Notes in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities have been distributed on a pro rata basis to the holders of the Preferred Securities. Any Liquidation Distribution may require prior approval of the Federal Reserve Board.

     If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

     Pursuant to the Declaration, the Trust shall terminate (i) on November 1, 2051, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Corporation, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the Corporation, the filing of a certificate of cancellation with respect to the Trust after obtaining the consent of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby voting together as a single class to file such certificate of cancellation or the revocation of the charter of NationsBank and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Junior Subordinated Notes to holders of the Preferred Securities, (v) upon the entry of a decree of a judicial dissolution of NationsBank or the Trust, or (vi) upon the redemption of all the Trust Securities.

DECLARATION EVENTS OF DEFAULT AND NOTE PAYMENT FAILURES

     An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived, or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture. If the Property Trustee fails to enforce its rights under the Junior Subordinated Notes after a holder of Preferred Securities has made a written request, such holder of record of Preferred Securities may institute a legal proceeding against NationsBank to enforce the Property Trustee's rights under the Junior Subordinated Notes without first instituting any legal proceeding against the Property Trustee or any other person or entity.

     Notwithstanding the foregoing, if a Note Payment Failure (which involves a failure to make a timely interest, principal or redemption payment but does not constitute a Declaration Event of Default) has occurred and is continuing, a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of or interest on the Junior Subordinated Notes having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder after the respective due date specified in the Junior Subordinated Notes. In connection with such Direct Action, NationsBank will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by NationsBank to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Notes.

     Upon the occurrence of a Declaration Event of Default, the Property Trustee as the sole holder of the Junior Subordinated Notes will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Notes to be immediately due and payable. NationsBank and the Trust are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

     Except as described herein, under the Trust Act, the Trust Indenture Act and under "Description of the Preferred Securities Guarantees -- Modification of the Preferred Securities Guarantees; Assignment" in the accompanying Prospectus, and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

     Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration including the right to direct the Property Trustee, as holder of the Junior Subordinated Notes, to (i) exercise the remedies available to it under the Indenture as a holder of the Junior Subordinated Notes, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Notes shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Notes where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Junior Subordinated Notes (a "Super Majority") affected thereby, only the holders of at least such Super Majority in aggregate liquidation amount of the Preferred Securities may direct the Property Trustee to give such consent or take such action. If the Property Trustee fails to enforce its rights under the Junior Subordinated Notes after a holder of record of Preferred Securities has made a written request, such holder of record of Preferred Securities may institute a legal proceeding directly against NationsBank to enforce the Property Trustee's rights under the Junior Subordinated Notes without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Note Payment Failure has occurred and is continuing, a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Notes having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder after the respective due date specified in the Junior Subordinated Notes. The Property Trustee shall notify all holders of the Preferred Securities of any notice of an Event of Default or Note Payment Failure received from the Debt Trustee with respect to the Junior Subordinated Notes. Such notice, in the case of an Event of Default, shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Property Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Property Trustee has obtained an opinion of a nationally recognized tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

     In the event the consent of the Property Trustee, as the holder of the Junior Subordinated Notes, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super Majority, the Property Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super Majority represents of the aggregate principal amount of the Junior Subordinated Notes outstanding and; provided further, in the case of a consent under the Indenture which requires the consent of holders of all the Junior Subordinated Notes outstanding, the Property Trustee may only give such consent at the direction of the holders of all of the Trust Securities. The Property Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of a nationally recognized tax counsel experienced in such matters to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust.


     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Junior Subordinated Notes in accordance with the Declaration.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by NationsBank or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, NationsBank, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

     The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See " -- Book-Entry Only Issuance -- The Depository Trust Company."

     Holders of the Preferred Securities will have no rights to appoint or remove the NB Trustees, who may be appointed, removed or replaced solely by NationsBank as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

     The Declaration may be modified and amended if approved by the Regular Trustees (or, if there are more than two Regular Trustees, a majority of the Regular Trustees) and, in certain circumstances, the Property Trustee or the Delaware Trustee, provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; provided, that (i) if the Trust is not the survivor such successor entity (the "Succesor Entity") either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) NationsBank expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Notes, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities of the Preferred Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities thereof) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity),
(vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, NationsBank has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such Successor Entity will be required to register as an investment company under the 1940 Act and (c) following such merger, consolidation, amalgamation or replacement, the Trust or the Successor Entity will continue to be classified as a grantor trust for United States federal income tax purposes and (viii) NationsBank guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Preferred Securities Guarantee and the Common Securities Guarantee (as described in the accompanying Prospectus). Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100 percent in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Depository Trust Company ("DTC") will act as securities depositary (the "Depositary") for the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Preferred Securities certificates, representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     Purchases of Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented thereby for all purposes under the Declaration and the Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Declaration.

     DTC has advised the Corporation that it will take any action permitted to be taken by a holder of Preferred Securities (including the presentation of Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Preferred Securities, DTC will exchange the Global Certificates for certificated securities, which it will distribute to its Participants and which will be legended as set forth under the heading "Notices to Investors."

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices in respect of the Preferred Securities held in book-entry form will be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

     Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distributions on the Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the Trust or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

     Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Corporation, the Trust nor the Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Security certificates are required to be printed and delivered. Additionally, the Trust (with the consent of the Corporation) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). In that event, certificates for the Preferred Securities will be printed and delivered. In each of the above circumstances, the Corporation will appoint a paying agent with respect to the Preferred Securities.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a Global Certificate.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Preferred Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, in the case of certificated securities, such payments shall be made by check mailed to the address of the holder entitled thereto. The Paying Agent shall initially be The Bank of New York. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Regular Trustees. In the event that The Bank of New York shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

     The Property Trustee will act as registrar, transfer agent and paying agent for the Preferred Securities. In the event The Bank of New York shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Corporation may require) in respect of any tax or other government charges which may be imposed in relation to it.

     The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Property Trustee also serves as trustee under the Preferred Securities Guarantee and the Indenture.

     The Corporation and certain of its affiliates have from time to time maintained deposit accounts and conducted other banking transactions with the Property Trustee and its affiliated entities in the ordinary course of business. The Property Trustee also serves as trustee for certain series of the Corporation's outstanding indebtedness under other indentures.

GOVERNING LAW

     The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. NationsBank is authorized and directed to conduct its affairs so that the Junior Subordinated Notes will be treated as indebtedness of NationsBank for United States federal income tax purposes. In this connection, NationsBank and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the Declaration, the certificate of trust of the Trust or the certificate of incorporation of NationsBank, that each of NationsBank and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

     Holders of the Preferred Securities have no preemptive rights.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE


     Pursuant to the Preferred Securities Guarantee, NationsBank will, to the extent the Trust shall have funds available therefor, agree to pay in full to the holders of the Preferred Securities issued by the Trust the Preferred Securities Guarantee Payments (as defined in the accompanying Prospectus) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The Corporation's obligation to make a Preferred Securities Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders. The Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as indenture trustee under the Preferred Securities Guarantee (in such capacity, the "Preferred Guarantee Trustee"). The terms of the Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities. The Preferred Securities Guarantee, when taken together with the Corporation's obligations under the Junior Subordinated Notes, the Indenture and the Declaration, including the Corporation's obligations to pay costs, expenses, debts and liabilities of the NB Capital Trusts under the Indenture (other than with respect to the Trust Securities (as defined below)), will provide a full and unconditional guarantee, on a subordinated basis, to the extent the applicable Trust shall have funds available therefor, by the Corporation of payments due on the Preferred Securities.
A summary description of the Preferred Securities Guarantee appears in the accompanying Prospectus under the caption "Description of the Preferred Securities Guarantees."




                  DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

     Set forth below is a description of the specific terms of the Junior Subordinated Notes in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and provisions of the Junior Subordinated Notes set forth in the accompanying Prospectus under the caption "Description of the Junior Subordinated Notes." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying Prospectus and the Indenture, dated as of
December   , 1996 (the "Base Indenture"), between NationsBank and The Bank of
New York, as Trustee (the "Debt Trustee"), as supplemented by a First
Supplemental Indenture, dated as of December   , 1996 (the Base Indenture, as so
supplemented, is hereinafter referred to as the "Indenture"), the forms of which are filed as Exhibits to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. Certain capitalized terms used herein are defined in the Indenture.

     NationsBank will have the right at any time to dissolve the Trust and cause the Junior Subordinated Notes to be distributed to the holders of the Trust Securities. Any such distribution will require the prior approval of the Federal Reserve Board if such prior approval is then required under its applicable rules, guidelines or policies. If the Junior Subordinated Notes are distributed to the holders of the Preferred Securities, NationsBank will use its best efforts to have the Junior Subordinated Notes listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the Preferred Securities are then listed or quoted.

GENERAL

     The Junior Subordinated Notes will be issued as unsecured debt under the Indenture. The Junior Subordinated Notes will be limited in aggregate principal
amount to approximately $            (or $            if the option described
under the heading "Underwriting" is exercised by the Underwriters), such amount being the sum of the aggregate stated liquidation amount of the Trust Securities.

     The Junior Subordinated Notes are not subject to a sinking fund provision. The entire principal amount of the Junior Subordinated Notes will mature and become due and payable, together with any accrued and unpaid interest thereon including Compounded Interest (as defined herein) and Additional Interest (as
defined herein), if any, on December   , 2026.

     If Junior Subordinated Notes are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, such Junior Subordinated Notes will initially be issued as a Global Security (as defined herein). As described herein, Junior Subordinated Notes also may be issued in certificated form in exchange for a Global Security. See " -- Book-Entry and Settlement" below. In the event that Junior Subordinated Notes are issued in certificated form, such Junior Subordinated Notes will be in denominations of
$        and integral multiples thereof and may be transferred or exchanged at the offices described below.

Payments on Junior Subordinated Notes issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Junior Subordinated Notes. In the event Junior Subordinated Notes are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Notes will be registrable and Junior Subordinated Notes will be exchangeable for Junior Subordinated Notes of other denominations of a like aggregate principal amount at the corporate trust office of the Property Trustee in New York, New York; provided, that payment of interest may be made at the option of NationsBank by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Junior Subordinated Notes is the Property Trustee, the payment of principal and interest on the Junior Subordinated Notes held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

     The Indenture does not contain provisions that afford holders of the Junior Subordinated Notes protection in the event of a highly leveraged transaction or other similar transaction involving NationsBank that may adversely affect such holders.

SUBORDINATION

     The Indenture provides that the Junior Subordinated Notes are subordinated and junior in right of payment to all present and future Senior Obligations of NationsBank (as defined herein) and rank pari passu and are equivalent to creditor obligations of those holding general unsecured claims not entitled to statutory priority under the United States Bankruptcy Code or otherwise. In addition, no payment of principal (including redemption and sinking fund payments), premium, if any, or interest on the Junior Subordinated Notes may be made at any time when (i) there is a default in the payment of the principal of, premium, if any, interest on or otherwise with respect to any Senior Obligations, whether at maturity or any date fixed for prepayment or by declaration or otherwise, (ii) any event of default with respect to Senior Obligations has occurred and is continuing, or would occur as a result of such payment on the Junior Subordinated Notes or any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Notes, permitting the holders of such Senior Obligations (or a trustee on behalf of the holder thereof) to accelerate the maturity thereof. Upon any distribution of assets of the Corporation to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in a bankruptcy, insolvency, receivership or other proceedings, the payment of the principal of, and interest on, the Junior Subordinated Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all Senior Obligations of NationsBank. Upon any payment or distribution of assets to creditors upon dissolution, winding-up, liquidation, reorganization, assignment for benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of NationsBank, the holders of all Senior Obligations will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Junior Subordinated Notes will be entitled to receive and retain any payments in respect of the principal of, or interest on, the Junior Subordinated Notes.

     The term "Senior Obligations" means, with respect to NationsBank, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of NationsBank for money borrowed (whether or not denominated as senior or subordinated) and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments (whether or not denominated as senior or subordinated) issued by NationsBank, (ii) all capital lease obligations of NationsBank, (iii) all obligations of NationsBank issued or assumed as the deferred purchase price of property, all conditional sale obligations of NationsBank and all obligations of NationsBank under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of NationsBank for the reimbursement on any letter of credit, banker's acceptance, or similar credit transaction, (v) all obligations of the Corporation arising from off-balance sheet guarantees by the Corporation and direct credit substitutes and obligations of the Corporation associated with derivative products such as interest and foreign exchange contracts, commodity contracts, swap agreements (including interest rate and foreign exchange swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts and commodity option contracts; (vi) all obligations and financial instruments of the type referred to in clauses (i) through (v) above of other persons for the payment of which NationsBank is responsible or liable as obligor, guarantor or otherwise and (vii) all obligations of the type referred to in clauses (i) through (vi) above of other persons secured by any lien on any property or asset of NationsBank (whether or not such obligation is assumed by NationsBank), except for (1) any such indebtedness that is by its terms subordinated to or ranks pari passu with the Junior Subordinated Notes and (2) any indebtedness between or among NationsBank or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (a) any other NB Trust or a trustee of such trust and (b) any other trust, or a trustee of such trust, partnership or other entity affiliated with NationsBank that is a financing vehicle of NationsBank (a "financing entity") in connection with the issuance by such financial entity of Preferred Securities or other securities that rank pari passu with, or junior to, the Preferred Securities.

     The rights of the holders of the Junior Subordinated Notes will be subrogated to the rights of holders of or obligees under the Senior Obligations of NationsBank until all amounts owing to the holders of or obligees under the Senior Obligations are paid in full. Such Senior Obligations shall continue to be Senior Obligations and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Obligations.

     The Indenture does not limit the aggregate amount of Senior Obligations that may be issued by NationsBank. As of September 30, 1996, Senior Obligations of NationsBank aggregated approximately $17.6 billion. In addition, because NationsBank is a holding company, the Junior Subordinated Notes are effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, including obligations to depositors.

OPTIONAL REDEMPTION

     NationsBank shall have the right to redeem the Junior Subordinated Notes,
in whole or in part, from time to time, on or after              , 2001, but
prior to the Stated Maturity, or, in whole but not in part, prior to
             , 2001, upon the occurrence of a Tax Event upon not less than 30 nor more than 60 days notice, at a redemption price equal to 100 percent of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date; provided, in each case, such redemption may be subject to the prior approval of the Federal Reserve Board.

INTEREST

     Junior Subordinated Notes shall bear interest at the rate of     percent
per annum from December   , 1996, payable quarterly in arrears on March 31, June
30, September 30 and December 31 of each year (each an "Interest Payment Date"),
commencing          , 199 , to the person in whose name such Junior Subordinated
Notes is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Junior Subordinated Notes shall not continue to remain in book-entry only form, the record dates shall be the March 15, June 15, September 15 and December 15 prior to the applicable Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in a 30-day month. In the event that any date on which interest is payable on the Junior Subordinated Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     NationsBank shall have the right at any time, and from time to time, during the term of the Junior Subordinated Notes to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, but no such Extension Period may extend beyond the Stated Maturity. At the end of any such Extension Period, NationsBank shall pay all interest then accrued and unpaid (including any Additional Interest, as herein defined) together with interest thereon compounded quarterly at the rate specified for the Junior Subordinated Notes to the extent permitted by applicable law ("Compounded Interest"); provided, that during any such Extension Period, (a) NationsBank shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock (other than (i) purchases or acquisitions of shares of NationsBank Common Stock in connection with the satisfaction by NationsBank of its obligations under any employee benefit plans, (ii) as a result of a reclassification of NationsBank capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of NationsBank capital stock or (iii) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to an acquisition or the conversion or exchange provisions of such NationsBank capital stock or the security being converted or exchanged), (b) NationsBank shall not make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities issued by NationsBank that rank pari passu with or junior to the Junior Subordinated Notes and (c) NationsBank shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee). Prior to the termination of any such Extension Period, NationsBank may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters or beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all amounts then due, NationsBank may commence a new Extension Period, subject to the terms set forth in this section. No interest shall be due and payable during an Extension Period, except at the end thereof, but NationsBank may prepay at any time all or any portion of the interest accrued during an Extension Period. NationsBank has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Notes. If the Property Trustee shall be the sole holder of the Junior Subordinated Notes, NationsBank shall give the Regular Trustees and the Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice of the record date or the date such distribution is payable to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Preferred Securities, but in any event at least one Business Day before such record date. The Regular Trustees shall give notice of the Corporation's selection of such Extension Period to the holders of the Preferred Securities. If the Property Trustee shall not be the sole holder of the Junior Subordinated Notes, NationsBank shall give the holders of the Junior Subordinated Notes notice of its selection of such Extension Period at least 10 Business Days prior to the earlier of (i) the Interest Payment Date or
(ii) the date upon which NationsBank is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Junior Subordinated Notes.

ADDITIONAL INTEREST

     If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other domestic taxing authority, then, in any such case, NationsBank will pay as additional interest ("Additional Interest") such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

INDENTURE EVENTS OF DEFAULT AND NOTE PAYMENT FAILURES

     "Indenture Events of Default" are limited to certain events of bankruptcy, insolvency and reorganization of the Corporation and certain events of dissolution, winding-up or termination of the Trust and do not include defaults of the Corporation in payment obligations with respect to the Junior Subordinated Notes or defaults of the Corporation under the Preferred Securities Guarantee. If any Indenture Event of Default shall occur and be continuing, the Property Trustee, as the holder of the Junior Subordinated Notes, will have the right to declare the principal of and the interest on the Junior Subordinated Notes (including any Compounded Interest and Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Notes. See "Description of Junior Subordinated Notes -- Events of Default, Waiver and Notice" in the accompanying Prospectus for a description of the Indenture Events of Default. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the Junior Subordinated Notes. See "Description of the Preferred Securities -- Declaration Events of Default and Note Payment Failures" and " -- Voting Rights." Notwithstanding the foregoing, if a Note Payment Failure has occurred and is continuing, a holder of Preferred Securities may institute a Direct Action for payment after the respective due date specified in the Junior Subordinated Notes. Notwithstanding any payments made to such holder of Preferred Securities by NationsBank in connection with a Direct Action, NationsBank shall remain obligated to pay the principal of or interest on the Junior Subordinated Notes held by the Trust or the Property Trustee of the Trust, and NationsBank shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by NationsBank to such holder in any Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Notes.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the election of the Corporation, the Junior Subordinated Notes will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Junior Subordinated Notes represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Junior Subordinated Notes in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Junior Subordinated Notes shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

     If Junior Subordinated Notes are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, DTC will act as securities depositary for the Junior Subordinated Notes. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Corporation." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by NationsBank. NationsBank may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

     None of NationsBank, the Trust, the Property Trustee, any paying agent and any other agent of NationsBank, or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Junior Subordinated Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

     A Global Security shall be exchangeable for Junior Subordinated Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies NationsBank that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) NationsBank, in its sole discretion, determines that such Global Security shall be so exchangeable or
(iv) there shall have occurred an Event of Default with respect to such Junior Subordinated Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Junior Subordinated Notes registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

GOVERNING LAW

     The Indenture and the Junior Subordinated Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

     The Indenture provides that NationsBank will pay all fees and expenses related to (i) the offering of the Trust Securities and the Junior Subordinated Notes, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the NB Trustees and (iv) the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities. The payment of such fees and expenses will be fully and unconditionally guaranteed by NationsBank.

     NationsBank will have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of NationsBank; provided that, in the event of any such assignment, NationsBank will remain liable for all of their respective obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

              EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED
                  NOTES AND THE PREFERRED SECURITIES GUARANTEE

     As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Junior Subordinated Notes.

     As long as payments of interest and other payments are made when due on the Junior Subordinated Notes, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Junior Subordinated Notes will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Junior Subordinated Notes will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) NationsBank shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Regular Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed on a subordinated basis by NationsBank as and to the extent set forth under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. If NationsBank does not make interest payments on the Junior Subordinated Notes purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Preferred Securities Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Preferred Securities Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that NationsBank has made a payment of interest or principal on the Junior Subordinated Notes held by the Trust as its sole asset. The Preferred Securities Guarantee, when taken together with the Corporation's obligations under the Junior Subordinated Notes and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee on a subordinated basis of amounts on the Preferred Securities.

     If NationsBank fails to make interest or other payments on the Junior Subordinated Notes when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Corporation" and " -- Voting Rights," may direct the Property Trustee to enforce its rights under the Junior Subordinated Notes. If the Property Trustee fails to enforce its rights under the Junior Subordinated Notes, a holder of Preferred Securities may institute a legal proceeding against NationsBank to enforce the Property Trustee's rights under the Junior Subordinated Notes without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Note Payment Failure has occurred and is continuing, a holder of Preferred Securities may then institute a Direct Action for payment after the respective due date specified in the Junior Subordinated Notes. In connection with such Direct Action, NationsBank will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by NationsBank to such holder of Preferred Securities in such Direct Action. NationsBank, under the Preferred Securities Guarantee, acknowledges that the Preferred Guarantee Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. If NationsBank fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Preferred Guarantee Trustee to enforce its rights thereunder. Any holder of Preferred Securities may institute a legal proceeding directly against NationsBank to enforce the Preferred Guarantee Trustee's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee, or any other person or entity.

     NationsBank and the Trust believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by NationsBank on a subordinated basis of payments due on the Preferred

Securities. See "Description of the Preferred Securities Guarantees -- General" in the accompanying Prospectus.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

     In the opinion of Stroock & Stroock & Lavan, special tax counsel to NationsBank and the Trust ("Tax Counsel"), the following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who purchase the Preferred Securities upon original issuance ("Initial Holders"). It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

CLASSIFICATION OF THE JUNIOR SUBORDINATED NOTES

     In connection with the issuance of the Junior Subordinated Notes, Tax Counsel will render its opinion generally to the effect that under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Notes will be classified for United States federal income tax purposes as indebtedness of NationsBank.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the Preferred Securities, Tax Counsel will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Notes, and each holder will be required to include in its gross income any interest (or accrued OID) with respect to its allocable share of those Junior Subordinated Notes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under recently issued Treasury regulations (the "Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. NationsBank believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would prevent NationsBank from declaring dividends on any class of its equity. Accordingly, NationsBank intends to take the position, based on the advice of Tax Counsel, that the Junior Subordinated Notes will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Notes generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

     Under the Regulations, if NationsBank were to exercise its option to defer payments of interest, the Junior Subordinated Notes would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Notes would thereafter be treated as OID as long as the Junior Subordinated Notes remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Notes would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Preferred Securities would be required to include OID in its gross income even though NationsBank would not make actual cash payments during an Extension Period.

     The Regulations have not yet been addressed in any rulings or other interpretations by the Internal Revenue Service ("IRS"), and the IRS could take a position that the likelihood of deferral is not remote.

     Because income on the Preferred Securities will constitute interest or OID, corporate holders of Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

MARKET DISCOUNT AND BOND PREMIUM

     Holders of Preferred Securities other than Initial Holders may be considered to have acquired their undivided interests in the Junior Subordinated Notes with market discount or acquisition premium as such phrases are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

RECEIPT OF JUNIOR SUBORDINATED NOTES OR CASH UPON LIQUIDATION OF NB CAPITAL
TRUST

     NationsBank will have the right at any time to dissolve the Trust and cause the Junior Subordinated Notes to be distributed to the holders of the Trust Securities, provided that NationsBank has received prior approval from the Federal Reserve Board if required. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Notes equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Junior Subordinated Notes so received in liquidation of the Trust would include the period during which the Preferred Securities were held by such holder. If, however, at the time of the dissolution of the Trust there has been a Tax Event or similar circumstance which results in the Trust being treated as an association taxable as a corporation, the distribution of the Junior Subordinated Notes would likely constitute a taxable event to holders of Preferred Securities.

     Under certain circumstances described herein (see "Description of the Preferred Securities"), the Junior Subordinated Notes may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder would recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See "United States Federal Income Taxation -- Sales of Preferred Securities."

SALES OF PREFERRED SECURITIES

     A holder that sells Preferred Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments received on the Preferred Securities that are principal payments on the Junior Subordinated Notes. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year.

     The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Notes. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Notes are deemed to be issued with OID) and who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Notes through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Notes deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, under United States tax law, a foreign corporation, a non-resident alien individual, a foreign partnership, or an estate or trust treated as a foreign estate or trust under Section 7701(a)(31) of the Code.

     Under present United States federal income tax law: (i) payments by the Trust or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Preferred Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of NationsBank entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to NationsBank through stock ownership, and
(c) either (A) the beneficial owner of the Preferred Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Preferred Security.

PROPOSED TAX LEGISLATION

     On March 19, 1996, President Clinton proposed certain tax law changes that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations issued on or after December 7, 1995 (the "Proposed Legislation") if such debt obligations have a maximum term in excess of 20 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that certain legislative proposals initiated by the Clinton administration, including the Proposed Legislation, that may be adopted by either of the tax-writing committees of Congress would have an effective date that is no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the views expressed in the Joint Statement (the "Democrat Letters"). Based upon the Joint Statement and the Democrat Letters, it is expected that if the Proposed Legislation were to be enacted, such legislation would not apply to the Junior Subordinated Notes. There can be no assurances, however, that the effective date guidance contained in the Joint Statement and the Democrat Letters will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Corporation to deduct the interest payable on the Junior Subordinated Notes. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Preferred Securities -- Tax Event Redemption."

INFORMATION REPORTING TO HOLDERS

     Generally, income on the Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Preferred Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), NB Capital Trust has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Dean Witter Reynolds Inc., A.G. Edwards & Sons, Inc., PaineWebber Incorporated, Prudential Securities Incorporated and Smith Barney Inc. are acting as representatives (the "Representatives"), has severally agreed to purchase the number of Preferred Securities set forth opposite its name below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Preferred Securities offered hereby if any of the Preferred Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

                                                                                      NUMBER OF
                                 UNDERWRITER                                     PREFERRED SECURITIES
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated....................................................
Dean Witter Reynolds Inc......................................................
A.G. Edwards & Sons, Inc......................................................
PaineWebber Incorporated......................................................
Prudential Securities Incorporated............................................
Smith Barney Inc..............................................................

              Total...........................................................        20,000,000

     The Representatives have advised the Trust that they propose initially to offer the Preferred Securities to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of $ per Preferred Security. The Underwriters may allow, and such dealers may reallow, a discount not in excess of $ per Preferred Security to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

     In view of the fact that the proceeds of the sale of the Preferred Securities will ultimately be used to purchase the Junior Subordinated Notes of NationsBank, the Underwriting Agreement provides that NationsBank will pay as compensation ("Underwriters' Compensation") to the Underwriters arranging the investment therein of such proceeds, an amount in immediately available funds of
$     per Preferred Security (or $          in the aggregate) for the accounts
of the several Underwriters; provided that, such compensation for sales of 10,000 or more Preferred Securities to any single purchaser will be $ per Preferred Security. Therefore, to the extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence.

     The Trust has granted the Underwriters an option to purchase up to an
additional          Preferred Securities at the initial public offering price
plus accrued distributions from December   , 1996. Such option, which expires 30
days from the date of this Prospectus, may be exercised solely to cover over-allotments. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage of the additional Preferred Securities that the number of Preferred Securities to be purchased initially by
the Underwriter is of the           Preferred Securities initially purchased by
the Underwriters.

     To the extent that the Underwriters exercise their option to purchase additional Preferred Securities, the Trust shall issue and sell to the Corporation, additional Common Securities and the Corporation shall issue and sell to the Trust, Junior Subordinated Notes in an aggregate principal amount equal to the total aggregate liquidation amount of the additional Preferred Securities being purchased pursuant to the option.

     During a period of 30 days from the date of the Prospectus Supplement, neither NB Capital Trust nor NationsBank will, subject to certain exceptions, without the prior written consent of the Underwriters, directly or indirectly, sell, offer to sell, grant any option for sale of, or otherwise dispose of, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or Junior Subordinated Notes or any debt securities substantially similar to the Junior Subordinated Notes or equity securities substantially similar to the Preferred Securities (except for the Junior Subordinated Notes and the Preferred Securities offered hereby).

     The Preferred Securities have been approved for listing on the New York Stock Exchange, subject to notice of issuance. Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. The Representatives have advised NB Capital Trust that they intend to make a market in the Preferred Securities prior to the commencement of trading on the New York Stock Exchange. The Representatives will have no obligation to make a market in the Preferred Securities, however, and may cease market-making activities, if commenced, at any time.

     Prior to this offering there has been no public market for the Preferred Securities. In order to meet one of the requirements for listing the Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders.

     NB Capital Trust and NationsBank have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

     Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, NationsBank and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the NB Capital Trust by Richards, Layton & Finger, special Delaware counsel to the NB Capital Trust. The validity of the Junior Subordinated Notes and the Preferred Securities Guarantees and certain matters relating thereto will be passed upon for NationsBank by Smith Helms Mulliss & Moore, L.L.P. and for the underwriters by Stroock & Stroock & Lavan. Certain United States federal income taxation matters will be passed upon for NationsBank and the NB Capital Trust by Stroock & Stroock & Lavan, special tax counsel to NationsBank and the NB Capital Trust. Smith Helms Mulliss & Moore, L.L.P. and Stroock & Stroock & Lavan will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law. As of the date of this Prospectus Supplement, certain members of Smith Helms Mulliss & Moore, L.L.P. beneficially own approximately 50,000 shares of the Corporation's common stock.

                                                                [ALTERNATE PAGE]

                               EXPLANATORY NOTES

     This Prospectus includes a form of a market maker prospectus intended for use by NationsBanc Capital Markets, Inc. ("NCMI"), a direct wholly-owned subsidiary of NationsBank, in connection with offers and sales related to secondary market transactions in the Offered Securities. The Prospectus follows immediately after this page of Explanatory Notes. Following the Prospectus are the alternate cover page and pages 2 and 10 of the market maker Prospectus. All other pages of the Prospectus are also to be used for the market maker Prospectus.

(Redherring appears on the left side of page rotated. The language is below.)


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.
                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED NOVEMBER 25, 1996
PROSPECTUS
                                 $1,000,000,000
                           NATIONSBANK(Register mark)
                           JUNIOR SUBORDINATED NOTES
                               NB CAPITAL TRUST I
                              NB CAPITAL TRUST II
                              NB CAPITAL TRUST III
                              PREFERRED SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                           NATIONSBANK(Register mark)
     NationsBank Corporation ("NationsBank" or the "Corporation") may offer from time to time its subordinated debentures, notes or other evidence of indebtedness (the "Junior Subordinated Notes") in one or more series and in amounts, at prices and on terms to be determined at the time of the offering. The Junior Subordinated Notes when issued will be unsecured obligations of the Corporation. The Corporation's obligations under the Junior Subordinated Notes will be subordinate and junior in right of payment to other indebtedness of the Corporation, as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement") and in an aggregate amount to be set forth as of the most recent practicable date in such Prospectus Supplement.

     NB Capital Trust I, NB Capital Trust II and NB Capital Trust III (each, a "NB Capital Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing undivided beneficial interests in the assets of the respective NB Capital Trust ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the NB Capital Trusts out of moneys held by each of the NB Capital Trusts, and payment on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by NationsBank to the extent described herein (each a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees" below. The Corporation's obligations under the Preferred Securities Guarantees will be subordinate and junior in right of payment to all other liabilities, including contingent liabilities, of the Corporation and will rank pari passu with the most senior preferred or preference stock now or hereafter issued by the Corporation and with any guarantee now or hereafter entered into by NationsBank in respect of any preferred or preference stock of any affiliate of the Corporation. The Preferred Securities Guarantee, when taken together with the Corporation's obligations under the Junior Subordinated Notes, the Indenture and the Declaration (each as defined herein), including the Corporation's obligations to pay costs, expenses, debts and liabilities of the NB Capital Trusts under the Indenture (other than with respect to the Trust Securities (as defined below)), will provide a full and unconditional guarantee, on a subordinated basis, to the extent the applicable NB Capital Trust shall have funds available therefor, by the Corporation of payments due on the Preferred Securities.

     Junior Subordinated Notes may be issued and sold from time to time in one or more series to a NB Capital Trust, or a trustee of such NB Capital Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein, together the "Trust Securities") of such NB Capital Trust. The Junior Subordinated Notes purchased by a NB Capital Trust may be subsequently distributed pro rata to holders of the Trust Securities in connection with the dissolution of such NB Capital Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement. The Preferred Securities Guarantee, when taken together with the Corporation's obligations under the Junior Subordinated Notes, the Indenture and the Declaration (under the Indenture), including the Corporation's obligations to pay costs, expenses, debts and liabilities of the NB Capital Trusts (other than with respect to the Trust Securities (as defined below)), will provide a full and unconditional guarantee, on a subordinated basis, to the extent the applicable Trust shall have funds available therefor, by the Corporation of payments due on the Preferred Securities.

Junior Subordinated Notes and the Preferred Securities and the related Preferred Securities Guarantees are sometimes collectively referred to hereafter as the "Offered Securities."
     Specific terms of the Junior Subordinated Notes of any series or the Preferred Securities of any NB Capital Trust, the terms of which will mirror the terms of the Junior Subordinated Notes held by any NB Capital Trust, in respect of which this prospectus (the "Prospectus") is being delivered will be set forth in a Prospectus Supplement with respect to such securities, which will describe, without limitation and where applicable, the following: (i) in the case of Junior Subordinated Notes, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, any exchange, conversion, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the right of NationsBank, if any, to defer payment of interest on the Junior Subordinated Notes and the maximum length of such deferral period, the initial public offering price, subordination terms, and any listing on a securities exchange and other specific terms of the offering; and (ii) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Junior Subordinated Notes of NationsBank.
     The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering. The Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable to the Offered Securities.
     NationsBank and/or each of the NB Capital Trusts may sell the Offered Securities directly, through agents designated from time to time, or through underwriters or dealers. See "Plan of Distribution" below. If any agents of NationsBank and/or any NB Capital Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in any related Prospectus Supplement.
     This Prospectus may not be used to consummate sales of securities unless accompanied by a Prospectus Supplement.
THE OFFERED SECURITIES ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS, ARE NOT
   OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF
      NATIONSBANK (EXCEPT TO THE EXTENT THAT THE PREFERRED SECURITIES
        ARE GUARANTEED BY NATIONSBANK AS DESCRIBED HEREIN), ARE NOT
         INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY
           OTHER GOVERNMENT AGENCY AND INVOLVE INVESTMENT
                     RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION, THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH
     CAROLINA (THE "COMMISSIONER") OR ANY STATE SECURITIES COMMISSION NOR
       HAS THE SECURITIES AND EXCHANGE COMMISSION, THE COMMISSIONER OR
        ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
          ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
            CONTRARY IS A CRIMINAL OFFENSE.
                The date of this Prospectus is November  , 1996
NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS
                                       2

SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NATIONSBANK CORPORATION, ANY OF THE NB CAPITAL TRUSTS OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NATIONSBANK CORPORATION OR ANY OF THE NB CAPITAL TRUSTS SINCE THE DATE HEREOF. THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents, previously filed by the Corporation with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated herein by reference:
          (a) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1995;
          (b) The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;
          (c) The Corporation's Current Reports on Form 8-K filed January 12, 1996, February 1, 1996, March 8, 1996, April 17, 1996, May 16, 1996, July
     5, 1996, July 31, 1996, September 6, 1996 (as amended by Form 8-K/A-1 filed September 11, 1996 and Form 8-K/A-2 filed November 13, 1996), September 20, 1996 (as amended by Form 8-K/A filed September 23, 1996), October 25, 1996 and November 14, 1996; and
          (d) The description of the Corporation's Common Stock contained in its registration statement filed pursuant to Section 12 of the 1934 Act, and any amendment or report filed for the purpose of updating such description, including the Corporation's Current Report on Form 8-K filed on September 21, 1994.
     All reports and any definitive proxy or information statements filed by the Corporation with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
     THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO JOHN
E. MACK, SENIOR VICE PRESIDENT AND TREASURER, NATIONSBANK CORPORATION, NATIONSBANK CORPORATE CENTER, CORPORATE TREASURY DIVISION, CHARLOTTE, NORTH CAROLINA 28255. TELEPHONE REQUESTS MAY BE DIRECTED TO (704) 386-5972.
                             AVAILABLE INFORMATION
     This Prospectus constitutes a part of a combined Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by NationsBank and the NB Capital Trusts with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission,
                                       3
although it does include a summary of the material terms of the Indenture and the Declarations (each as defined herein). Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the NationsBank, the NB Capital Trusts and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.
     NationsBank is subject to the informational requirements of the 1934 Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the following public reference facilities maintained by the Commission: 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, upon payment of prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers who file electronically with the Commission. The address of that site is http://www.sec.gov. In addition, reports, proxy statements and other information concerning NationsBank may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and at the offices of The Pacific Stock Exchange Incorporated, 301 Pine Street, San Francisco, California 94104.
     No separate financial statements of any of the NB Capital Trusts have been included herein. NationsBank does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each of the NB Capital Trusts will be owned, directly or indirectly, by NationsBank, a reporting company under the 1934 Act, (ii) each of the NB Capital Trusts has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such NB Capital Trust and investing the proceeds thereof in Junior Subordinated Notes issued by NationsBank, and (iii) the Corporation's obligations described herein and in any accompanying Prospectus Supplement to provide certain indemnities in respect of and be responsible for certain costs, expenses, debts and liabilities of each of the NB Capital Trusts under the Indenture and any supplemental indenture thereto and pursuant to the Declarations of each NB Capital Trust, the guarantee issued with respect to Preferred Securities issued by that NB Capital Trust, the Junior Subordinated Notes purchased by that NB Capital Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities. See "Description of the Junior Subordinated Notes" and "Description of the Preferred Securities Guarantees."
     The NB Capital Trusts are not currently subject to the information reporting requirements of the 1934 Act. The NB Capital Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.
                            NATIONSBANK CORPORATION
GENERAL
     NationsBank is a multi-bank holding company established as a North Carolina corporation in 1968 and is registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), with its principal assets being the stock of its subsidiaries. Through its banking subsidiaries (the "Banks") and its various non-banking subsidiaries, NationsBank provides banking and banking-related services, primarily throughout the Southeast and Mid-Atlantic states and Texas. The principal executive offices of NationsBank are located at NationsBank Corporate Center in Charlotte, North Carolina 28255. Its telephone number is
(704) 386-5000.
OPERATIONS
     NationsBank provides a diversified range of banking and certain nonbanking financial services and products through its various subsidiaries. NationsBank manages its business activities through three major business units: the General Bank, Global Finance and Financial Services.
                                       4

     The General Bank provides comprehensive services in the commercial and retail banking fields, including the origination and servicing of home mortgage loans, the issuance and servicing of credit cards (through a Delaware subsidiary), indirect lending, dealer finance and certain insurance services. The General Bank also provides retirement services for defined benefit and defined contribution plans, full service and discount brokerage services, and investment advisory services, including advising the NationsFund family of mutual funds, as well as private banking, fiduciary and investment management services through subsidiaries of NationsBank. As of September 30, 1996, the General Bank operated 1,980 banking offices through the following Banks:
NationsBank, N.A. (serving the states of North Carolina, South Carolina, Maryland and Virginia and the District of Columbia); NationsBank, N.A. (South) (serving the states of Florida and Georgia); NationsBank of Kentucky, N.A.; NationsBank of Tennessee, N.A.; NationsBank of Texas, N.A.; and Sun World, N.A. (serving the state of Texas). The General Bank also provides fully automated, 24-hour cash dispensing and depositing services throughout the states in which it is located, through 3,609 automated teller machines.
     Global Finance provides comprehensive corporate and investment banking as well as trading and distribution services to domestic and international customers. The group serves as a principal lender and investor, as well as an advisor, arranger and underwriter, and manages treasury and trade transactions for clients and customers. Loan origination and syndication, asset-backed lending, leasing, factoring, project finance and mergers and acquisitions are representative of the services provided by the group. Global Finance also underwrites, trades and distributes a wide range of securities (including bank-eligible securities and, to a limited extent, bank-ineligible securities as authorized by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board")), and trades and distributes a wide range of derivative products in certain interest rate, foreign exchange, commodity and equity markets. Global Finance provides its services through various offices located in major United States cities as well as in London, Frankfurt, Singapore, Bogota, Mexico City, Grand Cayman, Nassau, Seoul, Tokyo, Osaka, Taipei and Hong Kong.
     Financial Services includes NationsCredit Consumer Corporation, primarily a consumer finance subsidiary, and NationsCredit Commercial Corporation, primarily a commercial finance subsidiary. NationsCredit Consumer Corporation, which has approximately 331 offices located in 36 states, provides personal, mortgage and automobile loans to consumers and retail finance programs to dealers. NationsCredit Commercial Corporation consists of seven divisions that specialize in one or more of the following areas: equipment loans and leasing; loans for debt restructuring, mergers and acquisitions and working capital; real estate, golf/recreational and health care financing; and inventory financing to manufacturers, distributors and dealers.
     As part of its operations, NationsBank regularly evaluates the potential acquisition of, and holds discussions with, various financial institutions and other businesses of a type eligible for bank holding company investment. In addition, NationsBank regularly analyzes the values of, and submits bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. As a general rule, NationsBank publicly announces such material acquisitions when a definitive agreement has been reached.
SUPERVISION AND REGULATION
     GENERAL. As a registered bank holding company, NationsBank is subject to the supervision of, and to regular inspection by, the Federal Reserve Board. The Banks are organized as national banking associations, which are subject to regulation, supervision and examination by the Office of the Comptroller of the Currency (the "Comptroller"). The Banks are also subject to regulation by the Federal Deposit Insurance Corporation (the "FDIC") and other federal regulatory agencies. In addition to banking laws, regulations and regulatory agencies, NationsBank and its subsidiaries and affiliates are subject to various other laws and regulations and supervision and examination by other regulatory agencies, all of which directly or indirectly affect the Corporation's operations, management and ability to make distributions. The following discussion summarizes certain aspects of those laws and regulations that affect NationsBank.
     The activities of NationsBank, and those of companies which it controls or in which it holds more than 5% of the voting stock, are limited to banking or managing or controlling banks or furnishing services to or performing services for its subsidiaries, or any other activity which the Federal Reserve Board determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making such determinations, the Federal Reserve Board is required to consider whether the performance of such activities
                                       5
by a bank holding company or its subsidiaries can reasonably be expected to produce benefits to the public such as greater convenience, increased competition or gains in efficiency that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. Generally, bank holding companies, such as NationsBank, are required to obtain prior approval of the Federal Reserve Board to engage in any new activity not previously approved by the Federal Reserve Board or to acquire more than 5% of any class of voting stock of any company.
     Bank holding companies are also required to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of any class of voting stock of any bank which is not already majority-owned by the bank holding company. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking and Branching Act"), a bank holding company became able to acquire banks in states other than its home state beginning September 29, 1995, without regard to the permissibility of such acquisition under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, prior to or following the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and no more than 30% of such deposits in that state (or such lesser or greater amount set by state law).
     The Interstate Banking and Branching Act also authorizes banks to merge across state lines, therefore creating interstate branches, beginning June 1, 1997. Under such legislation, each state has the opportunity either to "opt out" of this provision, thereby prohibiting interstate branching in such states, or to "opt in" at an earlier time, thereby allowing interstate branching within that state prior to June 1, 1997. Furthermore, pursuant to such act, a bank is now able to open new branches in a state in which it does not already have banking operations if the laws of such state permit such DE NOVO branching. Of those states in which the Banks are located, Delaware, Maryland, North Carolina and Virginia have enacted legislation to "opt in," thereby permitting interstate branching prior to June 1, 1997, and Texas has adopted legislation to "opt out" of the interstate branching provisions (which Texas law currently expires on September 2, 1999).
     As previously described, NationsBank regularly evaluates merger and acquisition opportunities, and it anticipates that it will continue to evaluate such opportunities in light of the new legislation.
     Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures and before the various bank regulatory agencies.
     CAPITAL AND OPERATIONAL REQUIREMENTS. The Federal Reserve Board, the Comptroller and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to United States banking organizations. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth.
     The Federal Reserve Board risk-based guidelines define a two-tier capital framework. Tier 1 capital consists of common and qualifying preferred shareholders' equity, less certain intangibles and other adjustments. Tier 2 capital consists of subordinated and other qualifying debt, and the allowance for credit losses up to 1.25% of risk-weighted assets. The sum of Tier 1 and Tier 2 capital less investments in unconsolidated subsidiaries represents qualifying total capital, at least 50% of which must consist of Tier 1 capital. Risk-based capital ratios are calculated by dividing Tier 1 and total capital by risk-weighted assets. Assets and off-balance sheet exposures are assigned to one of four categories of risk-weights, based primarily on relative credit risk. The minimum Tier 1 capital ratio is 4% and the minimum total capital ratio is 8%. The Corporation's Tier 1 and total risk-based capital ratios under these guidelines at September 30, 1996 were 7.05% and 12.05%, respectively.
     The leverage ratio is determined by dividing Tier 1 capital by adjusted average total assets. Although the stated minimum ratio is 3%, most banking organizations are required to maintain ratios of at least 100 to 200 basis points above 3%. The Corporation's leverage ratio at September 30, 1996 was 6.30%. Management believes that NationsBank meets its leverage ratio requirement.
     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires the respective
                                       6

Federal regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. An "undercapitalized" bank must develop a capital restoration plan and its parent holding company must guarantee that bank's compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the bank's assets at the time it became "undercapitalized" or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent's general unsecured creditors. In addition, FDICIA requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness relating generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards.
     The various regulatory agencies have adopted substantially similar regulations that define the five capital categories identified by FDICIA, using the total risk-based capital, Tier 1 risk-based capital and leverage capital ratios as the relevant capital measures. Such regulations establish various degrees of corrective action to be taken when an institution is considered undercapitalized. Under the regulations, a "well capitalized" institution must have a Tier 1 capital ratio of at least 6%, a total capital ratio of at least 10% and a leverage ratio of at least 5% and not be subject to a capital directive order. An "adequately capitalized" institution must have a Tier 1 capital ratio of at least 4%, a total capital ratio of at least 8% and a leverage ratio of at least 4%, or 3% in some cases. Under these guidelines, as of September 30, 1996, each of the Banks was considered well capitalized.

     On October 21, 1996 the Federal Reserve Board issued a press release (the "Federal Reserve Press Release") announcing that it had approved the use of certain cumulative preferred stock instruments, such as the Preferred Securities, in Tier 1 capital for bank holding companies. Because NationsBank intends to treat the Preferred Securities in Tier 1 capital and, under current United States federal tax law, will receive a tax deduction for interest in respect of the Junior Subordinated Notes, the issuance of the Offered Securities is a cost effective method of raising capital on an after-tax basis.

     Banking agencies have recently adopted final regulations which mandate that regulators take into consideration concentrations of credit risk and risks from non-traditional activities, as well as an institution's ability to manage those risks, when determining the adequacy of an institution's capital. This evaluation will be made as a part of the institution's regular safety and soundness examination. Banking agencies also have recently adopted final regulations requiring regulators to consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance-sheet position) in the evaluation of a bank's capital adequacy. Concurrently, banking agencies have proposed a methodology for evaluating interest rate risk. After gaining experience with the proposed measurement process, these banking agencies intend to propose further regulations to establish an explicit risk-based capital charge for interest rate risk.
     DISTRIBUTIONS. The Corporation's funds for cash distributions to its shareholders are derived from a variety of sources, including cash and temporary investments. The primary source of such funds, however, is dividends received from the Banks. The amount of dividends that each Bank may declare in a calendar year without approval of the Comptroller is the Bank's net profits for that year, as defined by statute, combined with its net retained profits, as defined, for the preceding two years. In addition, from time to time NationsBank applies for, and may receive, permission from the Comptroller for one or more of the Banks to declare special dividends. As of January 1, 1996, the Banks can initiate dividend payments without prior regulatory approval of up to $905 million plus an additional amount equal to their net profits for 1996 up to the date of any such dividend declaration.
     In addition to the foregoing, the ability of NationsBank and the Banks to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under FDICIA as described above. Furthermore, the Comptroller may prohibit the payment of a dividend by a national bank if it determines that such payment would constitute an unsafe or unsound practice. The right of NationsBank, its shareholders and its creditors to participate in any distribution of the assets or earnings of its subsidiaries is further subject to the prior claims of creditors of the respective subsidiaries.
                                       7

     SOURCE OF STRENGTH. According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. In the event of a loss suffered or anticipated by the FDIC -- either as a result of default of a banking or thrift subsidiary of NationsBank or related to FDIC assistance provided to a subsidiary in danger of default -- the other Banks may be assessed for the FDIC's loss, subject to certain exceptions.
                                   THE TRUSTS
     Each of the NB Capital Trusts is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust executed by the Corporation, as sponsor for such trust (the "Sponsor") and the NB Trustees (as defined herein) for such trust and (ii) the filing of a separate certificate of trust with the Delaware Secretary of State. The declarations of trust with respect to each of the NB Capital Trusts have identical terms (except with respect to the name of the NB Capital Trust to which it relates) and each is referred to as a "Declaration". Each NB Capital Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of such Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds from the sale of the Trust Securities in the purchase of Junior Subordinated Notes, and (iii) engaging in only those other activities necessary or incidental thereto. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that upon an event of default under the Declaration with respect thereto, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Corporation will, directly or indirectly, purchase and own all of the Common Securities of each NB Capital Trust, which will represent an aggregate liquidation amount equal to at least 3 percent of the total capital of each NB Capital Trust. Each NB Capital Trust has a term of approximately 55 years, but may earlier terminate as provided in the Declaration. Each NB Capital Trust's business and affairs will be conducted by the trustees (the "NB Trustees") appointed by the Corporation, as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the NB Trustees of a NB Capital Trust. The duties and obligations of the NB Trustees shall be governed by the Declaration of such NB Capital Trust. One or more of the NB Trustees (the "Regular Trustees") of each NB Capital Trust will be persons who are employees or officers of or who are otherwise affiliated with the Corporation. One NB Trustee of each NB Capital Trust will be a financial institution which will be unaffiliated with the Corporation and which shall act as property trustee under the Declaration and as indenture trustee (the "Property Trustee") for purposes of compliance with the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement. The Property Trustee will hold title to the Junior Subordinated Notes for the benefit of the holders of the Trust Securities and will have the power to exercise all rights, power and privileges under the Indenture as the holder of the Junior Subordinated Notes. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Notes for the benefit of the holders of Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption or otherwise to the holders of the Trust Securities out of funds from the Property Account. In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one NB Trustee of each NB Capital Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee").

     The Declaration may be modified or amended if approved by the Regular Trustees (if there are more than two Regular Trustees, then approved by a majority of the Regular Trustees) and, in certain circumstances, by the Property Trustee or the Delaware Trustee, provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.


     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

     The Corporation will pay all fees and expenses related to the NB Capital Trusts and the offering of Trust Securities. The office of the Delaware Trustee for each NB Capital Trust in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of each NB Capital Trust shall be c/o NationsBank Corporation, Corporate Treasury Division, NationsBank Corporate Center, Charlotte, North Carolina 28255, telephone (704) 386-5972.

                                USE OF PROCEEDS
     Each NB Capital Trust will use the gross proceeds received from the sale of the Preferred Securities to purchase Junior Subordinated Notes from NationsBank. NationsBank intends to add the net proceeds from the sale of the Junior Subordinated Notes to its general funds, to be used for general corporate purposes, including the Corporation's working capital needs, the funding of investments in, or extensions of credit to, its banking and nonbanking subsidiaries, possible acquisitions of other financial institutions or their assets or liabilities, possible acquisitions of or investments in other businesses of a type eligible for bank holding companies and possible reduction of outstanding indebtedness or repurchase of outstanding equity securities of the Corporation. Pending such use, the Corporation may temporarily invest the net proceeds in investment grade securities. The Corporation may, from time to time, engage in additional capital financings of a character and in amounts to be determined by the Corporation in light of its needs at such time or times and in light of prevailing market conditions. If the Corporation elects at the time of issuance of Junior Subordinated Notes to make different or more specific use of proceeds other than that set forth herein, such use will be described in the applicable Prospectus Supplement.
                      RATIOS OF EARNINGS TO FIXED CHARGES
     The following are the Corporation's consolidated ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividend requirements for the nine months ended September 30, 1996 and for each of the years in the five-year period ended December 31, 1995:

                                                                          NINE MONTHS
                                                                             ENDED                     YEAR ENDED
                                                                         SEPTEMBER 30,                DECEMBER 31,
                                                                             1996         1995    1994    1993    1992    1991
Ratio of Earnings to Fixed Charges:
  Excluding interest on deposits......................................        1.8         1.7     1.9     2.3     2.4     1.1
  Including interest on deposits......................................        1.5         1.4     1.5     1.5     1.4     1.0
Ratio of Earnings to Combined Fixed Charges and Preferred Stock
  Dividends:
  Excluding interest on deposits......................................        1.8         1.6     1.8     2.3     2.3     1.1
  Including interest on deposits......................................        1.5         1.4     1.5     1.5     1.4     1.0

     For purposes of computing the consolidated ratios, earnings represent net income of the Corporation plus applicable income taxes and fixed charges, less capitalized interest and the equity in undistributed earnings of unconsolidated subsidiaries and associated companies. Fixed charges represent interest expense (exclusive of interest on deposits in one case and inclusive of such interest in the other), capitalized interest, amortization of debt discount and appropriate issuance costs and one-third (the amount deemed to represent an appropriate interest factor) of net rent expense under all lease commitments. Preferred stock dividend requirements
                                       9
represent dividend requirements on the outstanding preferred stock adjusted to reflect the pre-tax earnings that would be required to cover such dividend requirements.
                              PLAN OF DISTRIBUTION
     NationsBank may sell the Junior Subordinated Notes and any NB Capital Trust may sell Preferred Securities in any of, or any combination of, the following ways: (i) directly to purchasers, (ii) through agents, (iii) through underwriters, and (iv) through dealers.
     Offers to purchase Offered Securities may be solicited directly by NationsBank and/or any NB Capital Trust, as the case may be, or by agents designated by NationsBank and/or any NB Capital Trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by NationsBank to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agency will be acting in a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Corporation in the ordinary course of business.
     If an underwriter or underwriters are utilized in the sale of the Offered Securities, NationsBank and/or the NB Capital Trust as to which such Offered Securities relate, will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make releases of the Offered Securities in respect of which this Prospectus is delivered to the public.
     If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, NationsBank and/or any NB Capital Trust, as the case may be, will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement.
     Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by NationsBank and/or any NB Capital Trust, as the case may be, against certain liabilities, including liabilities under the Securities Act.
     The place and time of delivery for the Offered Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.
                                       10

                  DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES
     THE FOLLOWING DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES SETS FORTH CERTAIN GENERAL TERMS AND PROVISIONS OF THE JUNIOR SUBORDINATED NOTES TO WHICH ANY PROSPECTUS SUPPLEMENT MAY RELATE. THE PARTICULAR TERMS OF THE JUNIOR SUBORDINATED NOTES OFFERED BY ANY PROSPECTUS SUPPLEMENT AND THE EXTENT, IF ANY, TO WHICH SUCH GENERAL PROVISIONS MAY APPLY TO THE JUNIOR SUBORDINATED NOTES SO OFFERED WILL BE DESCRIBED IN THE PROSPECTUS SUPPLEMENT RELATING TO SUCH JUNIOR SUBORDINATED NOTES.
     Junior Subordinated Notes may be issued from time to time in one or more series under an Indenture (the "Indenture"), between the Corporation and The Bank of New York, as Trustee (in such capacity, the "Debt Trustee"). The Indenture is incorporated by reference in the Registration Statement of which this Prospectus forms a part. The terms of the Junior Subordinated Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The following summary of certain provisions of the Indenture does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture, and the Trust Indenture Act. Unless otherwise indicated capitalized terms shall have the meanings ascribed to them in the Indenture. GENERAL

     The Junior Subordinated Notes will be unsecured, subordinated obligations of the Corporation. The Indenture does not limit the aggregate principal amount of Junior Subordinated Notes which may be issued thereunder and provides that the Junior Subordinated Notes may be issued from time to time in one or more series. The Subordinated Notes are issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Corporation's Board of Directors or a special committee appointed thereby (each, a "Supplemental Indenture"). With respect to any particular series of Junior Subordinated Notes, the term "Indenture" shall be deemed to include any Supplemental Indenture(s) with respect to such series of Junior Subordinated Notes.

     In the event Junior Subordinated Notes are issued to a NB Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such NB Capital Trust, such Junior Subordinated Notes subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such NB Capital Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Junior Subordinated Notes will be issued to a NB Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such NB Capital Trust.
     Reference is made to the Prospectus Supplement relating to the particular Junior Subordinated Notes being offered thereby for the following terms: (i) the designation of such Junior Subordinated Notes; (ii) the aggregate principal amount of such Junior Subordinated Notes; (iii) the percentage of their principal amount at which such Junior Subordinated Notes will be issued; (iv) the date or dates on which such Junior Subordinated Notes will mature and the right, if any, to extend such date or dates; (v) the rate or rates, if any, per annum, at which such Junior Subordinated Notes will bear interest, or the method of determination of such rate or rates; (vi) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vii) the right to extend the interest payment periods and the duration of such extension; (viii) provisions for a sinking purchase or other analogous fund, if any; (ix) the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which such Subordinated Notes may be redeemed, in whole or in part, at the option of the Corporation or the holder; (x) the form of such Junior Subordinated Notes; and (xi) any other specific terms of the Junior Subordinated Notes. Principal, premium, if any, and interest, if any, will be payable, and the Junior Subordinated Notes offered hereby will be transferable, at the corporate trust office of the Debt Trustee in New York, New York, provided that payment of interest, if any, may be made at the option of the Corporation by check mailed to the address of the person entitled thereto as it appears in the Security Register.
     The ability of NationsBank to make payments of principal of (and premium, if any, on) and any interest on the Junior Subordinated Notes may be affected by the ability of the Banks to pay dividends. The ability of the
                                       11

Banks, as well as of the Corporation, to pay dividends in the future currently is, and could be further, influenced by bank regulatory requirements and capital guidelines. See "NATIONSBANK CORPORATION -- Supervision and Regulation."
     The covenants contained in the Indenture would not necessarily afford protection to holders of the Junior Subordinated Notes in the event of a decline in credit quality resulting from takeovers, recapitalization or similar restructuring.
FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT
     Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Notes will be issued in fully registered form without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the Junior Subordinated Notes, but the Corporation or the Debt Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith.
     Unless otherwise provided in the applicable Prospectus Supplement, principal and premium, if any, or interest, if any, will be payable and the Junior Subordinated Notes may be surrendered for payment or transferred at the offices of the Debt Trustee as paying and authenticating agent, provided that payment of interest on registered securities that are not issued to a NB Capital Trust may be made at the option of the Corporation by check mailed to the address of the person entitled thereto as it appears in the Security Register. BOOK-ENTRY JUNIOR SUBORDINATED NOTES
     The Junior Subordinated Notes of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Global Depositary"), or its nominee, identified in the Prospectus Supplement relating to such series. In such case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of Outstanding Junior Subordinated Notes of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Junior Subordinated Notes in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Global Depositary for such Global Security to a nominee for such Global Depositary and except in the circumstances described in the applicable Prospectus Supplement.
     The specific terms of the depositary arrangement with respect to any portion of a series of Subordinated Notes to be represented by a Global Security and a description of the Global Depositary will be provided in the applicable Prospectus Supplement.
SUBORDINATION
     The Junior Subordinated Notes will be subordinated and junior in right of payment to other indebtedness of the Corporation to the extent set forth in the applicable Prospectus Supplement.
CERTAIN COVENANTS OF THE CORPORATION
     If Junior Subordinated Notes are issued to a NB Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such NB Capital Trust and (i) there shall have occurred any event that would constitute an Event of Default (as defined herein) or (ii) the Corporation shall be in default with respect to its payment of any obligations under the related Preferred Securities Guarantee or Common Securities Guarantee, or (iii) the Corporation shall have given notice to its election to defer payments of interest on such Junior Subordinated Notes by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Corporation shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of NationsBank Common Stock in connection with the satisfaction by NationsBank of its obligations under any employee benefit plans, (ii) as a result of a reclassification of NationsBank capital stock or the exchange or conversion of one class or series of NationsBank capital stock for another class or series of NationsBank capital stock or (iii) the purchase of fractional interests in shares of NationsBank capital stock pursuant to an acquisition or the conversion or
                                       12
exchange provisions of such NationsBank capital stock or the security being converted or exchanged ("Permitted Purchases/Exchanges")) or make any guarantee payments with respect to the foregoing and (b) the Corporation shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Corporation which rank pari passu with or junior to such Junior Subordinated Notes.
     If Junior Subordinated Notes are issued to a NB Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such NB Capital Trust and the Corporation shall have given notice of its election to defer payments of interest on such Junior Subordinated Notes by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Corporation shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, and (b) the Corporation shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Corporation which rank pari passu with or junior to such Junior Subordinated Notes.
     If Junior Subordinated Notes are issued to a NB Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such NB Capital Trust, for so long as such Trust Securities remain outstanding, the Corporation will covenant (i) to directly or indirectly maintain 100 percent ownership of the Common Securities of such NB Capital Trust; provided, however, that any permitted successor of the Corporation under the Indenture may succeed to the Corporation's ownership of such Common Securities, (ii) to use its reasonable efforts to cause such NB Capital Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities in liquidation of such NB Capital Trust, the redemption of all of the Trust Securities of such NB Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such NB Capital Trust, and (b) to otherwise continue not to be classified as an association taxable as a corporation or partnership for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Notes.
LIMITATION ON MERGERS AND SALES OF ASSETS
     The Corporation shall not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless (a) the successor entity shall be a corporation organized under the laws of the United States or any State or the District of Columbia and shall expressly assume the obligations of the Corporation under the Indenture and the Preferred Securities Guarantees and (b) after giving effect thereto, no Default shall have occurred and be continuing under the Indenture.
EVENTS OF DEFAULT, WAIVER AND NOTICE
     The Indenture provides that any one or more of the following described events which has occurred and is continuing constitutes an "Event of Default" with respect to each series of Junior Subordinated Notes:
     (a) certain events of bankruptcy, insolvency or reorganization of the Corporation; or
     (b) in the event Junior Subordinated Notes are issued to a NB Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such NB Capital Trust, the voluntary or involuntary dissolution, winding-up or termination of such NB Capital Trust, except in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities in liquidation of such NB Capital Trust, the redemption of all of the Trust Securities of such NB Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such NB Capital Trust.
     The Indenture provides that, if an Indenture Event of Default on any series of Junior Subordinated Notes shall have occurred and be continuing, either the Debt Trustee or the holders of 25 percent in principal amount of the Junior Subordinated Notes of such series then outstanding may declare the principal (or, if the Junior Subordinated Notes of such series were issued with original issue discount, such portion of the principal amount as may be specified in the terms of such series) of all Junior Subordinated Notes to be due and payable immediately. The holders or a majority in aggregate outstanding principal amount of such series of Junior
                                       13

Subordinated Notes may annul such declaration and waive the default if the default, other than default in payment of the principal of, or interest or premiums on, such series of Junior Subordinated Notes.
     The holders of a majority in principal amount of the Subordinated Notes of any and all series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee under the Indenture, provided that the holders of the Junior Subordinated Notes shall have offered to the Debt Trustee reasonable indemnity against expenses and liabilities. Notwithstanding the foregoing, subject to the subordination provisions set forth in a Prospectus Supplement, the right of any holder of Junior Subordinated Notes to receive payment of the principal of and interest on such Junior Subordinated Notes on or after the due dates therefor, as the same may be extended in accordance with the terms of such Junior Subordinated Notes, or to institute suit for the enforcement of any such payment provisions, shall not be impaired or affected without the consent of such holder. If the Junior Subordinated Notes are issued to a NB Capital Trust, the same rights with respect to the Junior Subordinated Notes will extend to the holders of the Preferred Securities issued by such Trust. The Indenture requires the annual filing by the Company with the Debt Trustee of a certificate as to the absence of certain defaults under the Indenture.
MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Corporation and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Notes of all series affected by such modification at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of the Junior Subordinated Notes; provided that no such modification shall (i) extend the fixed maturity of any Junior Subordinated Note, or reduce the principal amount thereof (including in the case of a discounted Junior Subordinated Note the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, the Junior Subordinated Notes payable in any coin or currency other than that provided in the Junior Subordinated Notes, or impair or affect the right of any holder of Junior Subordinated Notes to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder, without the consent of the holder of each Junior Subordinated Note so affected, or (ii) reduce the aforesaid percentage of Junior Subordinated Notes the consent of the holders of which is required for any such modification without the consent of the holders of each Junior Subordinated Note affected. The Indenture further provides that if the Junior Subordinated Notes are held by a NB Capital Trust or a trustee of such trust, no modification of the Indenture shall be effective until the holders of a majority in liquidation preference of the Trust Securities of the applicable NB Capital Trust shall have consented to such modification and that, whenever the consent of the holders of all outstanding Junior Subordinated Notes is required with respect to a modification of the Indenture, such modification shall not be effective until each holder of the Trust Securities shall have consented to such modification. As a result of these pass through voting rights with respect to modifications to the Indenture, no modification thereto shall be effective until the holders of a majority in liquidation preference of the Trust Securities consent to such modification and no modification described in clauses (i) or (ii) shall be effective without the consent of each holder of Preferred Securities and each holder of Common Securities of the applicable NB Capital Trust.

DEFEASANCE AND DISCHARGE
     The Indenture provides that the Corporation (a) will be Discharged from any and all obligations in respect of the Junior Subordinated Notes of a series (except for certain obligations to register the transfer or exchange of Junior Subordinated Notes, replace stolen, lost or mutilated Junior Subordinated Notes, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture (including those described under "Certain Covenants of the Corporation"), in each case if the Corporation, at its option, deposits, in trust with the Debt Trustee or the Defeasance Agent, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of, and interest and premium, if any, on, the Junior Subordinated Notes of such series on the dates such payments are due in accordance with the terms of such Junior Subordinated Notes. To exercise any such option, the Corporation is required to deliver to the Debt Trustee and the Defeasance Agent, if any, an opinion of counsel to the effect that (i) the deposit and
                                       14
related defeasance would not cause the holders of the Junior Subordinated Notes of such series to recognize income, gain or loss for United States federal income tax purposes and, in the case of a Discharge pursuant to clause (a), such opinion shall be accompanied by a private letter ruling to that effect received by the Corporation from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service, and (ii) if listed on any national securities exchange, such Junior Subordinated Notes would not be delisted from such exchange as a result of the exercise of such option. GOVERNING LAW
     The Indenture and the Junior Subordinated Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.
THE DEBT TRUSTEE
     The Corporation and certain of its affiliates have from time to time maintained deposit accounts and conducted other banking transactions with the Debt Trustee and its affiliated entities in the ordinary course of business. The Debt Trustee also serves as trustee for certain series of the Corporation's outstanding indebtedness under other indentures.
                    DESCRIPTION OF THE PREFERRED SECURITIES

     Each NB Capital Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each NB Capital Trust authorizes the Regular Trustees of that NB Capital Trust to issue on behalf of the NB Capital Trust one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as Indenture Trustee for the purposes of the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act and which will mirror the terms of the Subordinated Notes held by that NB Capital Trust and described in the Prospectus Supplement relating thereto. Since the terms regarding redemption of the Preferred Securities will mirror the redemption terms of the Junior Subordinated Notes, if any Junior Subordinated Notes are redeemed, an equivalent portion of Preferred Securities will be redeemed on a pro rata basis. Reference is made to the Prospectus Supplement relating to the Preferred Securities of the NB Capital Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued by such NB Capital Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such NB Capital Trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Preferred Securities shall be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding; (iv) whether distributions on Preferred Securities issued by such NB Capital Trust shall be cumulative, and, in the case of Preferred Securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such NB Capital Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such NB Capital Trust to the holders of Preferred Securities of such NB Capital Trust upon voluntary or involuntary dissolution, winding-up or termination of such NB Capital Trust; (vi) the obligation, if any, of such NB Capital Trust to purchase or redeem Preferred Securities issued by such NB Capital Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities issued by such NB Capital Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of Preferred Securities issued by such NB Capital Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more NB Capital Trusts, or of both, as a condition to specified action or amendments to the Declaration of such NB Capital Trust; (viii) the terms and conditions, if any, upon which the Junior Subordinated Notes may be distributed to holders of Preferred Securities; (ix) if applicable, any securities exchange upon which the Preferred Securities shall be listed; and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such NB Capital Trust not inconsistent with the Declaration of such NB Capital Trust or with applicable law. The Indenture provides pass through voting rights to the holders of the Trust Securities, including the Preferred Securities, with respect to modifications to the Indenture. As a result, the holders of Preferred Securities have a right to vote (in some cases as a class with holders of Common Securities) on changes to the term of the Junior Subordinated Notes. See "Description of Junior Subordinated
Notes -- Modification of the Indenture."


     The Preferred Securities Guarantee, when taken together with the Corporation's obligations under the Junior Subordinated Notes, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of such NB Capital Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Corporation of payments due on the Preferred Securities. "Description of the Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     The Declaration of each NB Capital Trust authorizes its Regular Trustees to issue on behalf of that NB Capital Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. Except for the voting rights noted below, the terms of the Common Securities issued by a NB Capital Trust will be substantially identical to the terms of the Preferred Securities issued by that trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, upon an Event of Default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the NB Trustees of a NB Capital Trust. All of the Common Securities of each NB Capital Trust will be directly or indirectly owned by the Corporation. ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES
     If an Event of Default under the Declaration of a NB Capital Trust occurs and is continuing, then the holders of Preferred Securities of such NB Capital Trust would rely on the enforcement by the Property Trustee of its rights as a holder of the applicable series of Junior Subordinated Notes against the Corporation. In addition, the holders of a majority in liquidation amount of the Preferred Securities of such NB Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the applicable Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Notes. If the Property Trustee fails to enforce its rights under the applicable series of Junior Subordinated Notes, a holder of Preferred Securities of such NB Capital Trust may, to the extent permitted by applicable law, institute a legal proceeding directly against the Corporation to enforce the Property Trustee's rights under the applicable series of Subordinated Notes without first instituting any legal proceeding against the Property Trustee or any other person or entity.
     Notwithstanding the foregoing, if NationsBank fails to pay interest or principal on the applicable series of Junior Subordinated Notes (a "Note Payment Failure") on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date) and such Note Payment Failure is continuing, a holder of Preferred Securities of such NB Capital Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of Junior Subordinated Notes having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") after the respective due date specified in the applicable series of Junior Subordinated Notes. In connection with such Direct Action, the Corporation will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by the Corporation to such holder of Preferred Securities in such Direct Action.
PROPOSED TAX LEGISLATION
     On March 19, 1996, President Clinton proposed certain tax law changes that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations issued on or after December 7, 1995 (the "Proposed Legislation") if such debt obligations have a maximum term in excess of 20 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that certain legislative
                                       16
proposals initiated by the Clinton administration, including the Proposed Legislation, that may be adopted by either of the tax-writing committees of Congress would have an effective date that is no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam
M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the views expressed in the Joint Statement (the "Democrat Letters"). Based upon the Joint Statement and the Democrat Letters, it is expected that if the Proposed Legislation were to be enacted, such legislation would not apply to the Junior Subordinated Notes. There can be no assurances, however, that the effective date guidance contained in the Joint Statement and the Democrat Letters will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Corporation to deduct the interest payable on the Junior Subordinated Notes. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Preferred
Securities -- Tax Event Redemption or Distribution."
               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES
     Set forth below is a summary of information concerning the Preferred Securities Guarantees which will be executed and delivered by NationsBank for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as indenture trustee under each Preferred Securities Guarantee for purposes of the Trust Indenture Act (the "Preferred Guarantee Trustee"). The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The summary of the material terms of the Preferred Securities Guarantees does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable NB Capital Trust.
GENERAL

     Pursuant to each Preferred Securities Guarantee, the Corporation will, to the extent the applicable NB Capital Trust shall have funds available therefor, agree to pay in full, to the holders of the Preferred Securities issued by a NB Capital Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such NB Capital Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such NB Capital Trust may have or assert. The following payments with respect to Preferred
Securities issued by a NB Capital Trust to the extent not paid by such NB Capital Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent such NB Capital Trust shall have funds available therefor; (ii) the redemption price, including all accrued and unpaid distributions (the "Redemption Price"), to the extent such NB Capital Trust has funds available therefor with respect to any Preferred Securities called for redemption by such NB Capital Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such NB Capital Trust (other than in connection with the distribution of Junior Subordinated Notes to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of
(a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such NB Capital Trust has funds available therefor and (b) the amount of assets of such NB Capital Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such NB Capital Trust. The redemption price and liquidation amount will be fixed at the time the Preferred Securities are issued. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of Preferred Securities or by causing the applicable NB Capital Trust to pay such amounts to such holders.

     Each Preferred Securities Guarantee will not apply to any payment of distributions except to the extent such NB Capital Trust shall have funds available therefor. If the Corporation does not make interest payments on the Junior Subordinated Notes purchased by a NB Capital Trust, such NB Capital Trust will not pay distributions on the Preferred Securities issued by such NB Capital Trust and will not have funds available therefor. See "Description of the Junior Subordinated Notes -- Certain Covenants of the Corporation." The Preferred
                                       17

Securities Guarantee, when taken together with the Corporation's obligations under the Junior Subordinated Notes, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of such NB Capital Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Corporation of payments due on the Preferred Securities.
     The Corporation has also agreed separately to irrevocably and unconditionally guarantee the obligations of the NB Capital Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Preferred Securities Guarantees, except that upon an Event of Default under the Indenture, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.
CERTAIN COVENANTS OF THE CORPORATION
     In each Preferred Securities Guarantee, the Corporation will covenant that, so long as any Preferred Securities issued by the applicable NB Capital Trust remain outstanding, if there shall have occurred any event that would constitute an Event of Default under such Preferred Securities Guarantee or the Declaration of such NB Capital Trust, then (a) the Corporation shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than Permitted Purchases/Exchanges) or make any guarantee payments with respect to the foregoing, (b) the Corporation shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its Preferred Stock (other than Permitted Purchases/Exchanges) except that the Corporation may meet the same proportion of its payment obligations with respect to its Preferred Stock that it meets under such Preferred Securities Guarantee and (c) the Corporation shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Corporation which rank pari passu with or junior to such Junior Subordinated Notes.
MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT
     Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable NB Capital Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Preferred Securities of the applicable NB Capital Trust then outstanding.
TERMINATION
     Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable NB Capital Trust (a) upon full payment of the Redemption Price of all Preferred Securities of such NB Capital Trust, (b) upon distribution of the Junior Subordinated Notes held by such NB Capital Trust to the holders of the Preferred Securities of such NB Capital Trust or (c) upon full payment of the amounts payable in accordance with the Declaration of such NB Capital Trust upon liquidation of such NB Capital Trust. Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable NB Capital Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee.
EVENTS OF DEFAULT
     An Event of Default under a Preferred Securities Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder.
     The holders of a majority in liquidation amount of the Preferred Securities relating to such Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Preferred Securities. If the Preferred Guarantee Trustee fails to enforce such Preferred Securities Guarantee, any holder of Preferred Securities relating to such Preferred Securities Guarantee may institute a legal proceeding
                                       18
directly against the Corporation to enforce the Preferred Guarantee Trustee's rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant NB Capital Trust, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Corporation has failed to make a guarantee payment, a holder of Preferred Securities may directly institute a proceeding against the Corporation for enforcement of the Preferred Securities Guarantee for such payment. The Corporation waives any right or remedy to require that any action be brought first against such NB Capital Trust or any other person or entity before proceeding directly against the Corporation.
STATUS OF THE PREFERRED SECURITIES GUARANTEES
     The Preferred Securities Guarantees will constitute unsecured obligations of the Corporation and will rank (i) subordinate and junior in right of payment to all other liabilities, including contingent liabilities, of the Corporation,
(ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Corporation and with any guarantee now or hereafter entered into by NationsBank in respect of any preferred or preference stock of any affiliate of the Corporation, and (iii) senior to the Corporation's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the applicable NB Capital Trust by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto.
     The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Preferred Securities Guarantee without instituting a legal proceeding against any other person or entity).
INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE
     The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.
     The Corporation and certain of its affiliates have from time to time maintained deposit accounts and conducted other banking transactions with the Preferred Guarantee Trustee and its afifiliated entities in the ordinary course of business. The Preferred Guarantee Trustee also serves as trustee for certain series of the Corporation's outstanding indebtedness under other indentures. GOVERNING LAW
     The Preferred Securities Guarantees will be governed by and construed in accordance with, the internal laws of the State of New York.
                        EFFECT OF OBLIGATIONS UNDER THE
                  JUNIOR SUBORDINATED NOTES AND THE GUARANTEE
     As set forth in the Declaration, the sole purpose of each of the NB Capital Trusts is to issue the Trust Securities evidencing undivided beneficial interests in the assets of each of the NB Capital Trusts, and to invest the proceeds from such issuance and sale in Junior Subordinated Notes.
     As long as payments of interest and other payments are made when due on the Junior Subordinated Notes held by a NB Capital Trust, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of such Junior Subordinated Notes will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on such Subordinated Notes will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) NationsBank shall pay all, and the NB Capital Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of such NB Capital Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the NationsBank Trustees shall not take or cause or permit the NB Capital Trust to, among other things, engage in any activity that is not consistent with the purposes of such NB Capital Trust.
                                       19

     Pursuant to the Preferred Securities Guarantee, payments of distributions and other payments due on the Preferred Securities are guaranteed by NationsBank to the extent the applicable NB Capital Trust has funds available to make such distributions or payments. If NationsBank does not make interest payments on the Subordinated Notes purchased by the applicable NB Capital Trust, the applicable NB Capital Trust will not have sufficient funds to pay distributions on the Preferred Securities and the Preferred Securities Guarantee will not apply, since the Preferred Securities Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that NationsBank has made a payment of interest or principal on the Junior Subordinated Notes held by the applicable NB Capital Trust as its sole asset. However, the Preferred Securities Guarantee, when taken together with the Corporation's obligations under the Junior Subordinated Notes and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the applicable NB Capital Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee, on a subordinated basis, by the Corporation of amounts due on the Preferred Securities.

     If NationsBank fails to make interest or other payments on the Junior Subordinated Notes when due (taking account of any Extension Period), the Declarations provide a mechanism whereby the holders of the Preferred Securities affected thereby, using the procedures described in any accompanying Prospectus Supplement, may direct the Property Trustee to enforce its rights under the Junior Subordinated Notes. If the Property Trustee fails to enforce its rights under the Junior Subordinated Notes, a holder of Preferred Securities of a Trust may, to the extent permitted by applicable law, institute a legal proceeding against NationsBank to enforce the Property Trustee's rights under the Subordinated Notes owned by such Trust without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Note Payment Failure has occurred and is continuing, a holder of Preferred Securities may institute a Direct Action for payment after the respective due date specified in the Junior Subordinated Notes. In connection with such Direct Action, NationsBank will be subrogated to the rights of such holder of Preferred Securities under the Declarations to the extent of any payment made by NationsBank to such holder of Preferred Securities in such Direct Action. NationsBank, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. If NationsBank fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Preferred Securities Guarantee Trustee to enforce its rights thereunder. Any holder of Preferred Securities may institute a legal proceeding directly against NationsBank to enforce the Preferred Securities Guarantee Trustee's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the applicable NB Capital Trust, the Preferred Securities Guarantee Trustee, or any other person or entity.
     NationsBank and each of the NB Capital Trusts believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by NationsBank of payments due on the Preferred Securities. See "Description of the Preferred Securities Guarantees -- General."
                                 LEGAL MATTERS
     Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the NB Capital Trusts by Richards, Layton & Finger, special Delaware counsel to the NB Capital Trusts. The validity of the Junior Subordinated Notes and the Preferred Securities Guarantees and certain matters relating thereto will be passed upon for NationsBank by Smith Helms Mulliss & Moore, L.L.P. and for the underwriters by Stroock & Stroock & Lavan. Certain United States federal income taxation matters will be passed upon for NationsBank and the NB Capital Trusts by Stroock & Stroock & Lavan, special tax counsel to NationsBank and the NB Capital Trusts. Smith Helms Mulliss & Moore, L.L.P. and Stroock & Stroock & Lavan will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law.
                                    EXPERTS
     The consolidated financial statements of the Corporation incorporated in this Prospectus by reference to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.
                                       20

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NATIONSBANK CORPORATION, NB CAPITAL TRUST I OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NATIONSBANK CORPORATION OR NB CAPITAL TRUST I SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                               TABLE OF CONTENTS

                                                        PAGE
                   PROSPECTUS SUPPLEMENT
NationsBank Corporation...............................  S-4
NB Capital Trust......................................  S-4
NationsBank Corporation Selected Financial Data.......  S-5
Recent Developments...................................  S-6
Risk Factors..........................................  S-6
Capitalization........................................  S-11
Ratios of Earnings to Fixed Charges...................  S-13
Accounting Treatment..................................  S-13
Use of Proceeds.......................................  S-13
Description of the Preferred Securities...............  S-13
Description of the Preferred Securities Guarantee.....  S-24
Description of the Junior Subordinated Notes..........  S-24
Effect of Obligations Under the Junior Subordinated
  Notes and the Preferred Securities Guarantee........  S-30
United States Federal Income Taxation.................  S-31
Underwriting..........................................  S-34
Legal Matters.........................................  S-35
                         PROSPECTUS
Incorporation of Certain Documents by Reference.......    3
Available Information.................................    3
NationsBank Corporation...............................    4
The Trusts............................................    8
Use of Proceeds.......................................    9
Ratios of Earnings to Fixed Charges...................    9
Plan of Distribution..................................   10
Description of the Junior Subordinated Notes..........   11
Description of the Preferred Securities...............   15
Description of the Preferred Securities Guarantees....   17
Effect of Obligations Under the Junior Subordinated
  Notes and the Guarantee.............................   19
Legal Matters.........................................   20
Experts...............................................   20


                        20,000,000 PREFERRED SECURITIES
                               NB CAPITAL TRUST I
                                 % TRUST ORIGINATED
                            PREFERRED SECURITIES(SM)
                                 ("TOPRS(SM)")
                            GUARANTEED TO THE EXTENT
                              SET FORTH HEREIN BY
                           NATIONSBANK(Register mark)
                             PROSPECTUS SUPPLEMENT
                              MERRILL LYNCH & CO.
                           DEAN WITTER REYNOLDS INC.
                           A. G. EDWARDS & SONS, INC.
                            PAINEWEBBER INCORPORATED
                        PRUDENTIAL SECURITIES INCORPORATED
                               SMITH BARNEY INC.
                               NOVEMBER   , 1996

                                                               [ALTERNATE COVER]
                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED NOVEMBER 25, 1996
PROSPECTUS
                                 $1,000,000,000
                           NATIONSBANK(Register mark)
                           JUNIOR SUBORDINATED NOTES
                               NB CAPITAL TRUST I
                              NB CAPITAL TRUST II
                              NB CAPITAL TRUST III
                              PREFERRED SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                           NATIONSBANK(Register mark)
     NationsBank Corporation ("NationsBank" or the "Corporation") may offer from time to time its subordinated debentures, notes or other evidence of indebtedness (the "Junior Subordinated Notes") in one or more series and in amounts, at prices and on terms to be determined at the time of the offering. The Junior Subordinated Notes when issued will be unsecured obligations of the Corporation. The Corporation's obligations under the Junior Subordinated Notes will be subordinate and junior in right of payment to other indebtedness of the Corporation, as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement") and in an aggregate amount to be set forth as of the most recent practicable date in such Prospectus Supplement.

     NB Capital Trust I, NB Capital Trust II and NB Capital Trust III (each, a "NB Capital Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing undivided beneficial interests in the assets of the respective NB Capital Trust ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the NB Capital Trusts out of moneys held by each of the NB Capital Trusts, and payment on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by NationsBank to the extent described herein (each a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees" below. The Corporation's obligations under the Preferred Securities Guarantees will be subordinate and junior in right of payment to all other liabilities, including contingent liabilities, of the Corporation and will rank pari passu with the most senior preferred or preference stock now or hereafter issued by the Corporation and with any guarantee now or hereafter entered into by NationsBank in respect of any preferred or preference stock of any affiliate of the Corporation. The Preferred Securities Guarantee, when taken together with the Corporation's obligations under the Junior Subordinated Notes, the Indenture and the Declaration (under the Indenture), including the Corporation's obligations to pay costs, expenses, debts and liabilities of the NB Capital Trusts (other than with respect to the Trust Securities (as defined below)), will provide a full and unconditional guarantee, on a subordinated basis, to the extent the applicable Trust shall have funds available therefor, by the Corporation of payments due on the Preferred Securities.

     Junior Subordinated Notes may be issued and sold from time to time in one or more series to a NB Capital Trust, or a trustee of such NB Capital Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein, together the "Trust Securities") of such NB Capital Trust. The Junior Subordinated Notes purchased by a NB Capital Trust may be subsequently distributed pro rata to holders of the Trust Securities in connection with the dissolution of such NB Capital Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement. The Junior Subordinated Notes and the Preferred Securities and the related Preferred Securities Guarantees are sometimes collectively referred to hereafter as the "Offered Securities."
     Specific terms of the Junior Subordinated Notes of any series or the Preferred Securities of any NB Capital Trust, the terms of which will mirror the terms of the Junior Subordinated Notes held by any NB Capital Trust, in respect of which this prospectus (the "Prospectus") is being delivered will be set forth in a Prospectus Supplement with respect to such securities, which will describe, without limitation and where applicable, the following: (i) in the case of Junior Subordinated Notes, the specific designation, aggregate principal amount,

                                                                [ALTERNATE PAGE]
denomination, maturity, premium, if any, any exchange, conversion, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the right of NationsBank, if any, to defer payment of interest on the Junior Subordinated Notes and the maximum length of such deferral period, the initial public offering price, subordination terms, and any listing on a securities exchange and other specific terms of the offering; and (ii) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Junior Subordinated Notes of NationsBank.
     This Prospectus may not be used to consummate sales of securities unless accompanied by a Prospectus Supplement.
THE OFFERED SECURITIES ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS, ARE NOT
   OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF
      NATIONSBANK (EXCEPT TO THE EXTENT THAT THE PREFERRED SECURITIES
        ARE GUARANTEED BY NATIONSBANK AS DESCRIBED HEREIN), ARE NOT
         INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY
           OTHER GOVERNMENT AGENCY AND INVOLVE INVESTMENT
                     RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION, THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH
     CAROLINA (THE "COMMISSIONER") OR ANY STATE SECURITIES COMMISSION NOR
       HAS THE SECURITIES AND EXCHANGE COMMISSION, THE COMMISSIONER OR
        ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
          ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
            CONTRARY IS A CRIMINAL OFFENSE.
THIS PROSPECTUS AND RELATED PROSPECTUS SUPPLEMENTS ARE TO BE USED BY
  NATIONSBANC CAPITAL MARKETS, INC., A BROKER-DEALER AND A DIRECT WHOLLY-
    OWNED SUBSIDIARY OF NATIONSBANK, IN CONNECTION WITH OFFERS AND SALES
     RELATED TO SECONDARY MARKET TRANSACTIONS IN THE OFFERED SECURITIES.
       NATIONSBANK CAPITAL MARKETS, INC. OR ITS AFFILIATES MAY ACT AS
        PRINCIPAL OR AGENT IN SUCH TRANSACTIONS. ANY SUCH SALES WILL BE
        MADE AT NEGOTIATED PRICES RELATING TO PREVAILING
                     MARKET PRICES AT THE TIME OF SALE OR OTHERWISE.
                       NATIONSBANC CAPITAL MARKETS, INC.
                The date of this Prospectus is November  , 1996
NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NATIONSBANK CORPORATION, ANY OF THE NB CAPITAL TRUSTS. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NATIONSBANK CORPORATION OR ANY OF THE NB CAPITAL TRUSTS SINCE THE DATE HEREOF. THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                                     Alt-2

                                                                [ALTERNATE PAGE]
                              PLAN OF DISTRIBUTION
     This Prospectus and related Prospectus Supplements are to be used by NationsBanc Capital Markets, Inc. ("NCMI"), a broker-dealer and a direct wholly-owned subsidiary of NationsBank, in connection with offers and sales of the Offered Securities in secondary market transactions at negotiated prices relating to prevailing prices at the time of sale or otherwise. NCMI may act as principal or agent in such transactions. The participation of NCMI in the offer and sale of the Offered Securities complies with the requirements of Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting of securities of an affiliate. NCMI will not execute a transaction in the Offered Securities in a discretionary account without the prior written specific approval of NCMI's customer. NCMI has no obligation to make a market in the Offered Securities and may discontinue its market-making activities at any time without notice, at its sole discretion. Furthermore, NCMI may be required to discontinue its market-making activities during periods when the Corporation is involved in a distribution of certain of its securities or when NCMI, by virtue of its affiliation with the Corporation, is aware of material non-public information relating to the Corporation. In such instance, NCMI would not be able to recommence its market-making activities until such distribution has been completed or such information has become publicly available. It is not possible to determine the impact, if any, that any such discontinuance may have on the market for the Offered Securities. While other broker-dealers may make a market in the Offered Securities from time to time, there can be no assurance that any other broker-dealer will do so at any time when NCMI discontinues its market-making activities.
                                     Alt-10

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
     The estimated expenses, other than underwriting or broker-dealer fees, discounts and commissions, in connection with the offering are as follows:

Securities Act Registration Fee.....................   $  303,030
Printing and Engraving Expenses.....................      275,000
Legal Fees and Expenses.............................      450,000
Accounting Fees and Expenses........................      100,000
Blue Sky Fees and Expenses..........................       50,000
Indenture Trustee Expenses..........................      175,000
Rating Agency Fees and Expenses.....................      225,000
Miscellaneous.......................................       21,970
                                                       $1,600,000





ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     There are no provisions in the Corporation's Restated Articles of Incorporation, and no contracts between the Corporation and its directors and officers, relating to indemnification. The Corporation's Restated Articles of Incorporation prevent the recovery by the Corporation of monetary damages against its directors. However, in accordance with the provisions of the North Carolina Business Corporation Act (the "Act"), the Corporation's Amended and Restated Bylaws provide that, in addition to the indemnification of directors and officers otherwise provided by the Act, the Corporation shall, under certain circumstances, indemnify its directors, executive officers and certain other designated officers against any and all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as directors and officers, except for liability or litigation expense incurred on account of activities that were at the time known or reasonably should have been known by such director or officer to be clearly in conflict with the best interests of the Corporation. Pursuant to such bylaw and as authorized by statute, the Corporation maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the bylaw or otherwise.
     In addition to the above-described provisions, Sections 55-8-50 through 55-8-58 of the Act contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the Act permits a corporation, with certain exceptions, to indemnify a current or former director against liability if (i) he conducted himself in good faith, (ii) he reasonably believed (x) that his conduct in his official capacity with the corporation was in its best interests and (y) in all other cases his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a current or former director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him in which he was adjudged liable on such basis. The above standard of conduct is determined by the Board of Directors or a committee thereof or special legal counsel or the shareholders as prescribed in Section 55-8-55.
     Sections 55-8-52 and 55-8-56 of the Act require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party because of his capacity as a director or officer against reasonable expenses when he is wholly successful in his defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if he is adjudged fairly and reasonably so entitled under Section 55-8-54. Section 55-8-56 allows a corporation to indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent as a director or as otherwise set forth in the Corporation's articles of incorporation or bylaws or by resolution of the Board of Directors.
     In addition, Section 55-8-57 permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.
     THE FOREGOING IS ONLY A GENERAL SUMMARY OF CERTAIN ASPECTS OF NORTH CAROLINA LAW DEALING WITH INDEMNIFICATION OF DIRECTORS AND OFFICERS AND DOES NOT PURPORT TO BE COMPLETE. IT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RELEVANT STATUTES
                                      II-1

WHICH CONTAIN DETAILED SPECIFIC PROVISIONS REGARDING THE CIRCUMSTANCES UNDER WHICH AND THE PERSON FOR WHOSE BENEFIT INDEMNIFICATION SHALL OR MAY BE MADE AND ACCORDINGLY ARE INCORPORATED HEREIN BY REFERENCE.
     The Declarations of Trust of NB Capital Trust I, NB Capital Trust II, and NB Capital Trust III (each a "Trust" and together the "Trusts") provide that to the fullest extent permitted by applicable law, the Sponsor shall indemnify and hold harmless each of the Regular Trustees of the respective Trust, any Affiliate of any such Regular Trustee, any officer, director, shareholder, member, partner, employee, representative or agent of any such Regular Trustee, or any employee or agent of the Trust or its Affiliates (each a "Company Indemnified Person"), from and against any loss, damage or claim incurred by such Company Indemnified Person by reason of any act or omission performed or omitted by such Company Indemnified Person in good faith on behalf of the Trust and in a manner such Company Indemnified Person reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was illegal. The Declarations of Trust also provide that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Company Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action suit or proceeding upon receipt by the Company of any undertaking by or on behalf of the Company Indemnified Person to repay such amount if it shall be determined that the Company Indemnified Person is not entitled to be indemnified as authority in the Declaration of Trust. The Declarations of Trust further provide that no Company Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person (as defined therein) or for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Company Indemnified Person in good faith on behalf of the Trust and in a manner such Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Company Indemnified Person by the Declaration of Trust or by law, except that a Company Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Company Indemnified Person's gross negligence or willful misconduct with respect to acts or omissions.
     In addition, certain sections of each of the form of Underwriting Agreement filed as an Exhibit hereto provide for indemnification of the Registrants and their directors and officers by the underwriters or agents against certain liabilities, including certain liabilities under the 1933 Act. From time to time similar provisions have been contained in other agreements relating to other securities of the Corporation.
ITEM 16. LIST OF EXHIBITS.

            1.1    Form of Underwriting Agreement for offering of Preferred Securities*
            4.1    Certificate of Trust of NB Capital Trust I*
            4.2    Certificate of Trust of NB Capital Trust II*
            4.3    Certificate of Trust of NB Capital Trust III*
            4.4    Declaration of Trust of NB Capital Trust I*
            4.5    Declaration of Trust of NB Capital Trust II*
            4.6    Declaration of Trust of NB Capital Trust III*
            4.7    Form of Amended and Restated Declaration of Trust for NB Capital Trust I*
            4.8    Form of Amended and Restated Declaration of Trust for NB Capital Trust II*
            4.9    Form of Amended and Restated Declaration of Trust for NB Capital Trust III*
            4.10   Form of Indenture between NationsBank Corporation and The Bank of New York, as Trustee*
            4.11   Form of Supplemental Indenture to be used in connection with the issuance of Junior Subordinated
                   Notes and Preferred Securities*
            4.12   Form of Preferred Security (included in 4.7-4.9 above)
            4.13   Form of Junior Subordinated Note (included in 4.11 above)
            4.14   Form of Guarantee with respect to Preferred Securities issued by NB Capital Trust I*
            4.15   Form of Guarantee with respect to Preferred Securities issued by NB Capital Trust II*
            4.16   Form of Guarantee with respect to Preferred Securities issued by NB Capital Trust III*
            5.1    Opinion of Smith Helms Mulliss & Moore, L.L.P.*
            5.2    Opinion of Richards, Layton & Finger*
            8.1    Opinion of Stroock & Stroock & Lavan*

           12.1    Calculation of Ratios of Earnings to Fixed Charges, incorporated herein by reference to Exhibit
                   12(a) to the Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30,
                   1996 (File No. 1-6523)
           23.1    Consent of Price Waterhouse LLP*
           23.2    Consent of Ernst & Young LLP
           23.3    Consent of Smith Helms Mulliss & Moore, L.L.P. (included in Exhibit 5.1)
           23.4    Consent of Richards, Layton & Finger (included in Exhibit 5.2)
           23.5    Consent of Stroock & Stroock & Lavan (included in Exhibit 8.1)
           24.1    Powers of Attorney*
           25.1    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
                   York, as Debt Trustee under the Indenture*
           25.2    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
                   York, as Property Trustee under the Amended and Restated Declaration of Trust of NB Capital
                   Trust I*
           25.3    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
                   York, as Property Trustee under the Amended and Restated Declaration of Trust of NB Capital
                   Trust II*
           25.4    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
                   York, as Property Trustee under the Amended and Restated Declaration of Trust of NB Capital
                   Trust III*
           25.5    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
                   York, as Preferred Guarantee Trustee under the Preferred Securities Guarantee of NationsBank
                   Corporation for the benefit of the holders of Preferred Securities of NB Capital Trust I*
           25.6    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
                   York, as Preferred Guarantee Trustee under the Preferred Securities Guarantee of NationsBank
                   Corporation for the benefit of the holders of Preferred Securities of NB Capital Trust II*
           25.7    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
                   York, as Preferred Guarantee Trustee under the Preferred Securities Guarantee of NationsBank
                   Corporation for the benefit of the holders of Preferred Securities of NB Capital Trust III*





* Previously filed with the initial filing of this Registration Statement and/or the filing of Amendments No. 1 and No. 2 to this Registration Statement

ITEM 17. UNDERTAKINGS.
     (a) The undersigned Registrants hereby undertake:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.
                                      II-3

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the 1933 Act, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.
     (d) The undersigned Registrants hereby undertake that:
     (1) For purposes of determining any liability under the 1933 Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the 1933 Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the 1933 Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                      II-4

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on November 26, 1996.

                                                 NATIONSBANK CORPORATION
                                                      (REGISTRANT)
                                         By:        HUGH L. MCCOLL, JR.*
                                                    HUGH L. MCCOLL, JR.
                                                 CHAIRMAN OF THE BOARD AND
                                                  CHIEF EXECUTIVE OFFICER
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                            TITLE                              DATE
                      HUGH L. MCCOLL, JR.*              Chairman of the Board, Chief Executive            November 26, 1996
                (HUGH L. MCCOLL, JR.)                       Officer and Director (Principal
                                                            Executive Officer)
                       JAMES H. HANCE, JR.*             Vice Chairman and Chief Financial                 November 26, 1996
                (JAMES H. HANCE, JR.)                       Officer (Principal Financial Officer)
                            MARC D. OKEN*               Executive Vice President                          November 26, 1996
                    (MARC D. OKEN)                          and Chief Accounting Officer
                                                            (Principal Accounting
                                                            Officer)
                           RONALD W. ALLEN*               Director                                        November 26, 1996
                  (RONALD W. ALLEN)
                           RAY C. ANDERSON*               Director                                        November 26, 1996
                  (RAY C. ANDERSON)
                       WILLIAM M. BARNHARDT*              Director                                        November 26, 1996
                (WILLIAM M. BARNHARDT)
                           THOMAS E. CAPPS*               Director                                        November 26, 1996
                  (THOMAS E. CAPPS)
                          CHARLES W. COKER*               Director                                        November 26, 1996
                  (CHARLES W. COKER)
                          THOMAS G. COUSINS*              Director                                        November 26, 1996
                 (THOMAS G. COUSINS)
                           ALAN T. DICKSON*               Director                                        November 26, 1996
                  (ALAN T. DICKSON)

                      SIGNATURE                                            TITLE                              DATE
                         W. FRANK DOWD, JR.*              Director                                        November 26, 1996
                 (W. FRANK DOWD, JR.)
                              PAUL FULTON*                Director                                        November 26, 1996
                    (PAUL FULTON)
                          TIMOTHY L. GUZZLE*              Director                                        November 26, 1996
                 (TIMOTHY L. GUZZLE)
                             W. W. JOHNSON*               Director                                        November 26, 1996
                   (W. W. JOHNSON)
                            JOHN J. MURPHY*               Director                                        November 26, 1996
                   (JOHN J. MURPHY)
                             JOHN C. SLANE*               Director                                        November 26, 1996
                   (JOHN C. SLANE)
                        O. TEMPLE SLOAN, JR.*             Director                                        November 26, 1996
                (O. TEMPLE SLOAN, JR.)
                              JOHN W. SNOW*               Director                                        November 26, 1996
                    (JOHN W. SNOW)
                       MEREDITH R. SPANGLER*              Director                                        November 26, 1996
                (MEREDITH R. SPANGLER)
                          ROBERT H. SPILMAN*              Director                                        November 26, 1996
                 (ROBERT H. SPILMAN)
                           RONALD TOWNSEND*               Director                                        November 26, 1996
                  (RONALD TOWNSEND)
                         E. CRAIG WALL, JR.*              Director                                        November 26, 1996
                 (E. CRAIG WALL, JR.)
                            JACKIE M. WARD*               Director                                        November 26, 1996
                   (JACKIE M. WARD)
                         VIRGIL R. WILLIAMS*              Director                                        November 26, 1996
                 (VIRGIL R. WILLIAMS)
         *By:  /s/ CHARLES M. BERGER
         CHARLES M. BERGER, ATTORNEY-IN-FACT

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Charlotte, North Carolina, on November 26, 1996.

                                         NB CAPITAL TRUST I
                                         By: /s/          JOHN E. MACK
                                                       JOHN E. MACK
                                                      REGULAR TRUSTEE

                                         By:/s/           MARK D. OKEN
                                                       MARK D. OKEN
                                                      REGULAR TRUSTEE


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Charlotte, North Carolina, on November 26, 1996.

                                         NB CAPITAL TRUST II
                                         By: /s/          JOHN E. MACK
                                                       JOHN E. MACK
                                                      REGULAR TRUSTEE

                                         By: /s/          MARK D. OKEN
                                                       MARK D. OKEN
                                                      REGULAR TRUSTEE


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Charlotte, North Carolina, on November 26, 1996.

                                         NB CAPITAL TRUST III
                                         By: /s/          JOHN E. MACK
                                                       JOHN E. MACK
                                                     REGULAR TRUSTEE

                                         By:/s/           MARK D. OKEN
                                                       MARK D. OKEN
                                                      REGULAR TRUSTEE

                               INDEX TO EXHIBITS

                                                                                                                   SEQUENTIAL
EXHIBIT NO.                                             DESCRIPTION                                                 PAGE NO.
    1.1       Form of Underwriting Agreement for offering of Preferred Securities*
    4.1       Certificate of Trust of NB Capital Trust I*
    4.2       Certificate of Trust of NB Capital Trust II*
    4.3       Certificate of Trust of NB Capital Trust III*
    4.4       Declaration of Trust of NB Capital Trust I*
    4.5       Declaration of Trust of NB Capital Trust II*
    4.6       Declaration of Trust of NB Capital Trust III*
    4.7       Form of Amended and Restated Declaration of Trust for NB Capital Trust I*
    4.8       Form of Amended and Restated Declaration of Trust for NB Capital Trust II*
    4.9       Form of Amended and Restated Declaration of Trust for NB Capital Trust III*
    4.10      Form of Indenture between NationsBank Corporation and The Bank of New York, as Trustee*
    4.11      Form of Supplemental Indenture to be used in connection with the issuance of Junior Subordinated
              Notes and Preferred Securities*
    4.12      Form of Preferred Security (included in 4.7-4.9 above)
    4.13      Form of Junior Subordinated Note (included in 4.11 above)
    4.14      Form of Guarantee with respect to Preferred Securities issued by NB Capital Trust I*
    4.15      Form of Guarantee with respect to Preferred Securities issued by NB Capital Trust II*
    4.16      Form of Guarantee with respect to Preferred Securities issued by NB Capital Trust III*
    5.1       Opinion of Smith Helms Mulliss & Moore, L.L.P.*
    5.2       Opinion of Richards, Layton & Finger*
    8.1       Opinion of Stroock & Stroock & Lavan*
   12.1       Calculation of Ratios of Earnings to Fixed Charges, incorporated herein by reference to Exhibit
              12(a) to the Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30,
              1996 (File No. 1-6523)
   23.1       Consent of Price Waterhouse LLP*
   23.2       Consent of Ernst & Young LLP
   23.3       Consent of Smith Helms Mulliss & Moore, L.L.P. (included in Exhibit 5.1)
   23.4       Consent of Richards, Layton & Finger (included in Exhibit 5.2)
   23.5       Consent of Stroock & Stroock & Lavan (included in Exhibit 8.1)
   24.1       Powers of Attorney*
   25.1       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
              York, as Debt Trustee under the Indenture*
   25.2       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
              York, as Property Trustee under the Amended and Restated Declaration of Trust of NB Capital
              Trust I*
   25.3       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
              York, as Property Trustee under the Amended and Restated Declaration of Trust of NB Capital
              Trust II*
   25.4       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
              York, as Property Trustee under the Amended and Restated Declaration of Trust of NB Capital
              Trust III*
   25.5       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
              York, as Preferred Guarantee Trustee under the Preferred Securities Guarantee of NationsBank
              Corporation for the benefit of the holders of Preferred Securities of NB Capital Trust I*

                                                                                                                   SEQUENTIAL
EXHIBIT NO.                                             DESCRIPTION                                                 PAGE NO.
   25.6       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
              York, as Preferred Guarantee Trustee under the Preferred Securities Guarantee of NationsBank
              Corporation for the benefit of the holders of Preferred Securities of NB Capital Trust II*

   25.7       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
              York, as Preferred Guarantee Trustee under the Preferred Securities Guarantee of NationsBank
              Corporation for the benefit of the holders of Preferred Securities of NB Capital Trust III*





* Previously filed with the initial filing of this Registration Statement and/or the filing of Amendments No. 1 and No. 2 to this Registration Statement